Filed pursuant to Rule 433
Registration Statement No. 333-131712-05
April 27, 2007

SUBJECT TO REVISION
FREE WRITING PROSPECTUS DATED [April 16, 2007]

$193,955,000 (Approximate)

SAXON ASSET SECURITIES TRUST 2007-2
MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 2007-2

SAXON ASSET SECURITIES COMPANY
Depositor

SAXON FUNDING MANAGEMENT, LLC
Seller

SAXON MORTGAGE SERVICES, INC.
Servicer

April 16, 2007

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/1014299/000114420406012322/v038904_s3-a.htm

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-2

$193,955,000 (Approximate)
Saxon Asset Securities Trust 2007-2
Subject to a +/- 10% Variance

Class(1, 3, 4)	Certificate Principal Balance ($) (1)	Certificate Type	Expected Rating (Moody’s/S&P)	WAL (Yrs) Call/Mat (2) (3)	Prin Window (Mths) to Call/Mat (2) (3)	Initial Subordination Level	Stated Final Maturity (5)
Class A-1	193,955,000	SEN-FLT	Aaa/AAA	2.41 / 2.63	1 – 91 /1 - 205	23.70%	5/2037
Class A-2a	231,670,000	SEN-FLT	Aaa/AAA
Class A-2b	79,450,000	SEN-FLT	Aaa/AAA
Class A-2c	97,225,000	SEN-FLT	Aaa/AAA
Class A-2d	62,045,000	SEN-FLT	Aaa/AAA
Class M-1	32,651,000	MEZ-FLT	Aa1/AA+
Class M-2	30,039,000	MEZ-FLT	Aa2/AA
Class M-3	18,285,000	MEZ-FLT	Aa3/AA-	Not Offered Hereby
Class M-4	16,108,000	MEZ-FLT	A1/A+
Class M-5	15,237,000	MEZ-FLT	A2/A
Class M-6	13,931,000	MEZ-FLT	A3/A-
Class B-1	13,931,000	SUB-FLT	Baa1/BBB+
Class B-2	12,190,000	SUB-FLT	Baa2/BBB
Class B-3	11,319,000	SUB-FLT	Baa3/BBB-
Total:	828,036,000

(1)
Class sizes are subject to a permitted variance in the aggregate of +/-10%. Class sizes are also subject to change based upon the final pool and rating agency evaluation of subordination and overcollateralization levels and excess spread.

(2)	See “Pricing Prepayment Speed” herein.

(3)
The Certificates are subject to a 10% Clean-up Call (as described herein). After the first Distribution Date on which the Clean-up Call is exercisable, the margins on the Class A-1, Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates will increase to 2.0 times their respective initial margins and the margins on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates will increase to 1.5 times their respective initial margins.

(4)	All Certificates are subject to the available funds cap rate (as described herein).

(5)	The Stated Final Maturity is calculated as one month past the latest maturing thirty-year mortgage loan.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-2

Summary of Terms

Issuing Entity or the Trust:	Saxon Asset Securities Trust 2007-2, a New York common law trust

Sponsor and Seller:	Saxon Funding Management, LLC

Depositor:	Saxon Asset Securities Company

Servicer:	Saxon Mortgage Services, Inc.

Trustee:	Deutsche Bank National Trust Company

Swap and Cap Counterparty:	Morgan Stanley Capital Services Inc.

Manager:	Morgan Stanley & Co. Incorporated

The Offered Certificates:	The Class A-1 Certificates

The Non-Offered Certificates:	The Class A-2, Class M, Class B, Class OC, Class P and Class R Certificates

Class A Certificates:	The Class A-1 and Class A-2 Certificates (“Senior Certificates”)

Class A-1 Certificates:	The Class A-1 Certificates

Class A-2 Certificates:	The Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates

LIBOR Certificates:	The Class A, Class M and Class B Certificates

Class M Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates

Class B Certificates:	The Class B-1, Class B-2 and Class B-3 Certificates

Subordinate Certificates:	The Class M and Class B Certificates

Rating Agencies:	Moody’s Investor Services, Inc. (“Moody’s”) and Standard and Poor’s Ratings Services (“S&P”), a division of The McGraw-Hill Companies, Inc.

Registration:	The Certificates will be available in book-entry form through DTC and upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	April 1, 2007

Expected Closing Date:	On or about April 30, 2007

Distribution Dates:	Payment of principal and interest on the Certificates will be made on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in May 2007.

Interest Accrual Period:
The “Interest Accrual Period” for the Certificates with respect to any Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

Due Date:	The “Due Date” related to substantially all of the mortgage loans and Distribution Date will be the first day of the month in which such Distribution Date occurs.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-2

Record Date:
For the LIBOR Certificates and any Distribution Date, the business day immediately preceding that Distribution Date, or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that Distribution Date.

Due Period:
A “Due Period” with respect to any Distribution Date is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

The Mortgage Loans:
As of the Cut-off Date, the Mortgage Loans consist of 4,257 fixed-rate and adjustable-rate residential, first and second lien mortgage loans. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will be approximately $870,703,726.

Group 1 Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Group 1 Mortgage Loans was approximately $254,203,220 of first and second lien, conforming balance, fixed-rate and adjustable-rate mortgage loans.

Group 2 Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Group 2 Mortgage Loans was approximately $616,500,506 of first and second lien, conforming and non-conforming balance, fixed-rate and adjustable-rate mortgage loans.

Pricing Prepayment Speed:	The Certificates were priced based on the following collateral prepayment assumptions:

100% PPC for the Fixed Rate Mortgage Loans (100% PPC for the Fixed Rate Mortgage Loans assumes 4% CPR in the first month of life of the mortgage loan increasing to 23% CPR over 15 months (19%/15 increase for each month) and remaining constant at 23% CPR from month 16 and thereafter)

100% PPC for the Adjustable Rate Mortgage Loans (100% PPC for the Adjustable Rate Mortgage Loans assumes 28% CPR)

Optional Purchase Date:
At its option, the Servicer may, on any Distribution Date when the aggregate principal balance of the Mortgage Loans is an amount less than or equal to 10% of the stated principal balance of the Mortgage Loans as of the Cut-off Date, purchase from the trust fund all remaining Mortgage Loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure or otherwise then constituting the Mortgage Loans at a price generally equal to 100% of the aggregate principal balance.

Servicing Fee:
The “Servicing Fee” applicable to each mortgage loan, and with respect to each Distribution Date, equals the scheduled principal balance of such mortgage loan, on the first day of the month preceding such Distribution Date, multiplied by one-twelfth of approximately 0.50% per annum.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-2

Available Distribution Amount:
The “Available Distribution Amount” for any Distribution Date will equal the sum of the following amounts:

(1) the total amount of all cash received by or on behalf of the Servicer with respect to the Mortgage Loans serviced by it and received by the Trustee by the related servicer remittance date and not previously distributed (including Liquidation Proceeds, condemnation proceeds and insurance proceeds), except:

•  all scheduled payments of principal and related interest collected but due on a date after the related Due Date;

•  all partial principal prepayments received after the related Prepayment Period, together with all related interest accrued on such mortgage loans;

•  all prepayment penalties received;

•  all prepayments in full received after the related Prepayment Period, together with all related interest accrued on such mortgage loans;

•  Liquidation Proceeds, condemnation proceeds and insurance proceeds received on such Mortgage Loans after the previous calendar month;

•  all amounts reimbursable to the Servicer pursuant to the terms of the Pooling and Servicing Agreement, or to the Trustee and/or the Custodian pursuant to the terms of the pooling and servicing agreement or the custody agreement, in each case;

•  reinvestment income on the balance of funds, if any, in the custodial account or distribution account; and

•  any fees payable to the Servicer, in each case with respect to the Mortgage Loans

(2) all Monthly Advances on the Mortgage Loans made by the Servicer for that Distribution Date;

(3) any amounts paid as Compensating Interest with respect to the Mortgage Loans by the Servicer for that Distribution Date;

(4) the total amount of any cash deposited in the distribution account in connection with the repurchase of any mortgage loans by the Seller or the Depositor pursuant to the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement or the related Originator pursuant to the related Assignment Agreement; and

(5) all Subsequent Recoveries received with respect to the Mortgage Loans during the related Prepayment Period.

Interest Remittance Amount:	For any Distribution Date, the portion of the Available Distribution Amount for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Unpaid Interest Shortfalls:
For any class of certificates and Distribution Date the sum of interest shortfalls as a result of the Relief Act and Net Prepayment Interest Shortfalls on the Mortgage Loans allocated to such class of certificates on that distribution date and such amounts from any prior Distribution Date remaining unpaid and interest on such amount.

Compensating Interest:
As of any Distribution Date, an amount payable by the Servicer, as the case may be, equal to the lesser of (i) prepayment interest shortfalls for such date in respect of any prepayments in full and (ii) the Servicing Fee for such date.

Prepayment Period:
The “Prepayment Period” for any Distribution Date is the period beginning on the day after the Determination Date in the month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) and ending on the determination date of the month in which such Distribution Date occurs.

Determination Date:	For each Distribution Date, the seventeenth day of the month, or if such day is not a business day, the immediately preceding business day.

Liquidated Mortgage Loan:
A “Liquidated Mortgage Loan” is a mortgage loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan, whether from insurance proceeds, Liquidation Proceeds or otherwise, have been recovered.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-2

Liquidation Proceeds	Amounts received by the Servicer in connection with the liquidation of a defaulted Mortgage Loan whether through foreclosure or otherwise, other than insurance proceeds or any Subsequent Recoveries.

Realized Loss:
“Realized Loss” with respect to any Distribution Date and any Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period will be the sum of (i) the principal balance of such Mortgage Loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of Advances made by the Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Advances made by the Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds. The amounts set forth in clause (i) are the principal portion of Realized Losses and the amounts set forth in clause (ii) are the interest portion of Realized Losses. With respect to any Mortgage Loan that is not a Liquidated Mortgage Loan, the amount of any Debt Service Reduction or Deficient Valuation incurred with respect to such Mortgage Loan as of the related Due Date will be treated as a Realized Loss.

Class Principal Balance:
The “Class Principal Balance” of any class of certificates as of any Distribution Date is the initial Class Principal Balance of the class listed on page 2 of this preliminary termsheet reduced by the sum of (i) all amounts previously distributed to holders of certificates on the class as payments of principal, and (ii) with respect to the Subordinate Certificates, the amount of Realized Losses on the Mortgage Loans allocated to the class.

Credit Enhancement:
The LIBOR Certificates are credit enhanced by:

1)         Net Monthly Excess Cashflow from the Mortgage Loans after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement,

2)        4.90% overcollateralization (funded upfront). On and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 9.80% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to an Overcollateralization Floor, and

3)        Subordination of distributions on the more subordinate classes of certificates (if applicable) and the Class OC Certificates to the required distributions on the more senior classes of certificates.

The amount by which the aggregate stated principal balance of the Mortgage Loans is greater than the aggregate Class Principal Balance of the LIBOR Certificates is referred to as “overcollateralization.” On the closing date the aggregate stated principal balance of the mortgage loans is expected to exceed the aggregate Class Principal Balance of the LIBOR Certificates by approximately $42,667,726. In other words, it is expected that there will be approximately 4.90% overcollateralization as of the Closing Date. In addition, the Mortgage Loans are expected to generate more interest than is needed to pay interest on the LIBOR Certificates and related expenses of the trust fund because the weighted average interest rate of the Mortgage Loans is expected to be higher than the weighted average pass-through rate on the LIBOR Certificates, plus the related weighted average expense fee rate and any net swap payments. Net Monthly Excess Cashflow, as described below, will be used to reduce the total Class Principal Balance of the LIBOR Certificates thus creating and/or maintaining overcollateralization at the level of overcollateralization required by the pooling and servicing agreement.

Overcollateralization Floor:
The “Overcollateralization Floor” prior to the Distribution Date in May 2027 will be equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On that date and thereafter, the Overcollateralization Floor will be equal to the greater of (i) 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and (ii) the sum of (a) 0.10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (b) the aggregate principal balance, as of the last day of the related Due Period, of all outstanding mortgage loans having original terms to maturity of 40 years.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-2

Senior Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Subordinate Certificates (together with any overcollateralization and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Class M-1 Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Certificates (together with any overcollateralization and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Interest Distribution Amount:
With respect to any class of LIBOR Certificates and any Distribution Date, interest accrued during the related Interest Accrual Period on the related Class Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer and any Relief Act Interest Shortfalls.

Principal Remittance Amount:
The “Principal Remittance Amount” for the LIBOR Certificates and any Distribution Date will be the sum of:

(i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

(ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related Prepayment Period; and

(iii) the principal portion of all other unscheduled collections, including insurance proceeds, condemnation proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans.

In no event will the Principal Remittance Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Class Principal Balance of the LIBOR Certificates.

Stepdown Date:
The later to occur of:

(x)   The earlier of:

(a)  The Distribution Date occurring in May 2010; and

(b)  The Distribution Date following the Distribution Date on which the aggregate Class Principal Balance of the Class A Certificates is reduced to zero; and

(y)  The first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the Certificates on the applicable Distribution Date) is greater than or equal to approximately 47.40%.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-2

Delinquency Trigger Event:
A Delinquency Trigger Event is in effect on any Distribution Date if on that Distribution Date the Three Month Rolling Average equals or exceeds the applicable percentage set forth below of the prior period’s Senior Enhancement Percentage or Class M-1 Enhancement Percentage as applicable. The Three Month Rolling Average will equal the rolling 3 month average percentage of the aggregate stated principal balance of the Mortgage Loans that are 60 or more days delinquent (including mortgage loans in foreclosure and REO Properties).

	Senior Certificates remain outstanding	32.65% of the Senior Enhancement Percentage

	On and after Senior Certificates pays off	38.83% of the Class M-1 Enhancement Percentage

Cumulative Loss Trigger Event:
A Cumulative Loss Trigger Event is in effect on any Distribution Date if the aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages described below with respect to such distribution date:

	Months 25 - 36	1.60% for the first month, plus an additional 1/12th of 1.95% for each month thereafter

	Months 37 - 48	3.55% for the first month, plus an additional 1/12th of 2.10% for each month thereafter

	Months 49 - 60	5.65% for the first month, plus an additional 1/12th of 1.65% for each month thereafter

	Months 61 - 72	7.30% for the first month, plus an additional 1/12th of 0.95% for each month thereafter

	Months 73 - 84	8.25% for the first month, plus an additional 1/12th of 0.10% for each month thereafter

	Months 85 and thereafter	8.35%

Step-up Coupons:
For all LIBOR Certificates the coupon will increase after the earliest Optional Purchase Date, should the call not be exercised. The applicable fixed margin will increase to 2.0 times their respective initial margins on the Class A Certificates and to 1.5 times their respective initial margins on the Subordinate Certificates after the earliest Optional Purchase Date.

Class A-1 Pass-Through Rate:
The Class A-1 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date), (ii) the Group 1 Net WAC Cap and (iii) the Net WAC Cap.

Class A-2 Pass-Through Rate:
The Class A-2a, A-2b, A-2c and A-2d Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date), (ii) the Group 2 Net WAC Cap and (iii) the Net WAC Cap.

Class M-1 Pass-Through Rate:	The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date) and (ii) the Net WAC Cap.

Class M-2 Pass-Through Rate:	The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date) and (ii) the Net WAC Cap.

Class M-3 Pass-Through Rate:	The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date) and (ii) the Net WAC Cap.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-2

Class M-4 Pass-Through Rate:	The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date) and (ii) the Net WAC Cap.

Class M-5 Pass-Through Rate:	The Class M-5 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date) and (ii) the Net WAC Cap.

Class M-6 Pass-Through Rate:	The Class M-6 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date) and (ii) the Net WAC Cap.

Class B-1 Pass-Through Rate:	The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date) and (ii) the Net WAC Cap.

Class B-2 Pass-Through Rate:	The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date) and (ii) the Net WAC Cap.

Class B-3 Pass-Through Rate:	The Class B-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the earliest Optional Purchase Date) and (ii) the Net WAC Cap.

Net WAC Cap:
For any Distribution Date, the weighted average of the interest rates for each Mortgage Loan (in each case, less the applicable expense fee rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Group 1 Net WAC Cap:
For any Distribution Date, the weighted average of the interest rates for each Group 1 Mortgage Loan (in each case, less the applicable expense fee rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Group 2 Net WAC Cap:
For any Distribution Date, the weighted average of the interest rates for each Group 2 Mortgage Loan (in each case, less the applicable expense fee rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Interest Rate Cap:
Beginning on the first Distribution Date, and for a period of 10 months thereafter, an Interest Rate Cap will be entered into by the Trust for the benefit of the LIBOR Certificates.

For its duration, on each applicable Distribution Date, the Interest Rate Cap Counterparty will pay to the Issuing Entity the product of (i) the excess, if any, of the then current one-month LIBOR rate over the cap strike rate (on an Actual/360 day count basis) for such Distribution Date as described on Schedule B and (ii) the Interest Rate Cap Notional Balance for such Distribution Date as described on Schedule B.

Interest Rate Cap Payment Allocation:
Any payments from the Interest Rate Cap shall be available to pay any Basis Risk Carry Forward Amounts and any Interest Carry Forward Amounts due to the Certificates first pro rata by outstanding class principal balance and then pro rata by any Basis Risk Carry Forward Amounts and any Interest Carry Forward Amounts remaining outstanding before giving effect to the Allocation of Net Monthly Excess Cashflow.

Swap Payment Rate:
For any Distribution Date, a fraction, the numerator of which is any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (other than any Defaulted Swap Termination Payment) for such Distribution Date and the denominator of which is the stated principal balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-2

Replacement Swap Counterparty Payment
Any payments received by the Issuing Entity with respect to the interest rate swap agreement as a result of entering into a replacement interest rate swap agreement following an additional termination event resulting from a ratings downgrade of the Swap Counterparty in accordance with the terms of the interest rate swap agreement.

Swap Termination Payment
A termination payment required to be made by either the Supplemental Interest Trust or the Swap Counterparty pursuant to the interest rate swap agreement as a result of termination of the interest rate swap agreement.

Class A-1 Basis Risk Carry Forward Amount:
As to any Distribution Date, the Basis Risk Carry Forward Amount for the Class A-1 Certificates will equal the sum of:

(i)       The excess, if any, of interest that would otherwise be due to such class at the Class A-1 Pass-Through   Rate (without regard to the Net WAC Cap or the Group 1 Net WAC Cap) over interest due to such certificates at a rate equal to the lesser of the Group 1 Net WAC Cap or the Net WAC Cap;

(ii)      Any Class A-1 Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and

(iii)     Interest on the amount in clause (ii) at the Class A-1 Pass-Through Rate (without regard to the Net WAC Cap or the Group 1 Net WAC Cap).

Class A-2 Basis Risk Carry Forward Amount:
As to any Distribution Date, the Basis Risk Carry Forward Amount for each of the Class A-2 Certificates will equal the sum of:

(i)       The excess, if any, of interest that would otherwise be due to such class at “the Class A-2” Pass-Through Rate (without regard to the Net WAC Cap or the Group 2 Net WAC Cap) over interest due to such class at a rate equal to the lesser of the Group 2 Net WAC Cap or the Net WAC Cap;

(ii)      Any Class A-2 Basis Risk Carry Forward Amount remaining unpaid for such Certificate from prior Distribution Dates; and

(iii)     Interest on the amount in clause (ii) at the Class A-2 Pass-Through Rate (without regard to the Net WAC Cap or the Group 2 Net WAC Cap).

Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Basis Risk Carry Forward Amounts:
As to any Distribution Date, the Basis Risk Carry Forward Amount for each of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates will equal the sum of:

(i)       The excess, if any, of interest that would otherwise be due to such class at such class’ applicable Pass-Through Rate (without regard to the Net WAC Cap) over interest due to such class at a rate equal to the Net WAC Cap;

(ii)      Any Basis Risk Carry Forward Amount for such class remaining unpaid for such Certificate from prior Distribution Dates; and

(iii)      Interest on the amount in clause (ii) at the class’ applicable Pass-Through Rate (without regard to the Net WAC Cap).

Interest Carry Forward Amount:
“Interest Carry Forward Amount” with respect to any class of certificates and any Distribution Date will be equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-2

Interest Distributions on LIBOR Certificates:
On each Distribution Date and after payments of expense fees, if any, and other expenses, including any Net Swap Payments and any swap termination payment owed to the Swap Counterparty, including, without limitation, any Senior Defaulted Swap Termination Payment, but not including any other swap termination payment due to a default on the part of the Swap Counterparty, interest distributions from the Interest Remittance Amount will be allocated as follows:

(i)       The portion of the Interest Remittance Amount attributable to the Group 1 Mortgage Loans will be allocated according to the related Interest Distribution Amount and any Interest Carry Forward Amount from prior Distribution Dates, first, to the Class A-1 Certificates and second, pro rata, based on their respective entitlements to such amounts, to the Class A-2 Certificates;

(ii)      The portion of the Interest Remittance Amount attributable to the Group 2 Mortgage Loans will be allocated according to the related Interest Distribution Amount and Interest Carry Forward Amount from prior Distribution Dates, first, pro rata, based on their respective entitlements to such amounts, to the Class A-2 Certificates and second, to the Class A-1 Certificates;

(iii)     To the Class M-1 Certificates, its Interest Distribution Amount;

(iv)     To the Class M-2 Certificates, its Interest Distribution Amount;

(v)      To the Class M-3 Certificates, its Interest Distribution Amount;

(vi)     To the Class M-4 Certificates, its Interest Distribution Amount;

(vii)    To the Class M-5 Certificates, its Interest Distribution Amount;

(viii)   To the Class M-6 Certificates, its Interest Distribution Amount;

(ix)      To the Class B-1 Certificates, its Interest Distribution Amount;

(x)       To the Class B-2 Certificates, its Interest Distribution Amount;

(xi)      To the Class B-3 Certificates, its Interest Distribution Amount; and

(xii)     Any remaining amounts will be distributed pursuant to the Allocation of Net Monthly Excess Cashflow.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-2

Principal Distributions on LIBOR Certificates:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

(i)       to cover any Net Swap Payments and any swap termination payments due to the Swap Counterparty, not previously paid with Interest Remittance Amounts, including, without limitation, any Senior Defaulted Swap Termination Payment, but not including any other swap termination payment due to a default on the part of the Swap Counterparty;

(ii)      to the Class A Certificates, allocated among the Class A Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;

(iii)     to the Class M-1 Certificates, until the Class Principal Balance has been reduced to zero;

(iv)     to the Class M-2 Certificates, until the Class Principal Balance has been reduced to zero;

(v)      to the Class M-3 Certificates, until the Class Principal Balance has been reduced to zero;

(vi)     to the Class M-4 Certificates, until the Class Principal Balance has been reduced to zero;

(vii)    to the Class M-5 Certificates, until the Class Principal Balance has been reduced to zero;

(viii)   to the Class M-6 Certificates, until the Class Principal Balance has been reduced to zero;

(ix)      to the Class B-1 Certificates, until the Class Principal Balance has been reduced to zero;

(x)       to the Class B-2 Certificates, until the Class Principal Balance has been reduced to zero;

(xi)      to the Class B-3 Certificates, until the Class Principal Balance has been reduced to zero; and

(xii)    any remaining amounts will be distributed pursuant to the Allocation of Net Monthly Excess Cashflow.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

(i)       to cover any Net Swap Payments and any swap termination payments due to the Swap Counterparty, not previously paid with Interest Remittance Amounts, including, without limitation, any Senior Defaulted Swap Termination Payment, but not including any other swap termination payment due to a default on the part of the Swap Counterparty;

(ii)      to the Class A Certificates, in an amount up to the Class A Principal Distribution Amount, allocated among the Class A Certificates as described below, until the Class Principal Balances thereof have been reduced to zero;

(iii)     to the Class M-1 Certificates, in an amount up to the Class M-1 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

(iv)     to the Class M-2 Certificates, in an amount up to the Class M-2 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

(v)      to the Class M-3 Certificates, in an amount up to the Class M-3 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

(vi)     to the Class M-4 Certificates, in an amount up to the Class M-4 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

(vii)     to the Class M-5 Certificates, in an amount up to the Class M-5 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

(viii)   to the Class M-6 Certificates, in an amount up to the Class M-6 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

(ix)      to the Class B-1 Certificates, in an amount up to the Class B-1 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

(x)       to the Class B-2 Certificates, in an amount up to the Class B-2 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

(xi)      to the Class B-3 Certificates, in an amount up to the Class B-3 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero; and

(xii)    any remaining amounts will be distributed pursuant to the Allocation of Net Monthly Excess Cashflow.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-2

Class A Principal Allocation:
Except as described below, the Class A-2 Certificates will receive principal sequentially: the Class A-2b Certificates will not receive principal distributions until the Class Principal Balance of the Class A-2a Certificates has been reduced to zero, the Class A-2c Certificates will not receive principal distributions until the Class Principal Balance of the Class A-2b Certificates has been reduced to zero and the Class A-2d Certificates will not receive principal distributions until the Class Principal Balance of the Class A-2c Certificates has been reduced to zero.

All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated concurrently between the Class A-1 Certificates, on the one hand, and the Class A-2 Certificates, on the other hand, based on the Class A Principal Allocation Percentage for the Class A-1 Certificates and the Class A-2 Certificates, as applicable.

However, if the aggregate Class Principal Balances of the Class A Certificates in either group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the other group of Class A Certificates remaining outstanding, in accordance with the principal distribution allocations described herein, until their Class Principal Balances have been reduced to zero. Any payments of principal to the Class A-1 Certificates will be made first from payments relating to the Group 1 Mortgage Loans, and any payments of principal to the Class A-2 Certificates will be made first from payments relating to the Group 2 Mortgage Loans.

Notwithstanding the above, in the event that all subordinate classes, including the OC certificates, have been reduced to zero, principal distributions to the Class A-2 Certificates will be distributed pro rata, based upon their respective Class Principal Balances, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates.

Class A Principal Allocation Percentage:
For any Distribution Date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Class A-1 Certificates the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group 1 Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date and (ii) in the case of the Class A-2 Certificates, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group 2 Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-2

Allocation of Net Monthly Excess Cashflow:
For any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:

(i)       to the Class M-1 Certificates, the related Interest Carry Forward Amount;

(ii)      to the Class M-1 Certificates, the allocated Unpaid Realized Loss Amount;

(iii)     to the Class M-2 Certificates, the related Interest Carry Forward Amount;

(iv)     to the Class M-2 Certificates, the allocated Unpaid Realized Loss Amount;

(v)      to the Class M-3 Certificates, the related Interest Carry Forward Amount;

(vi)     to the Class M-3 Certificates, the allocated Unpaid Realized Loss Amount;

(vii)    to the Class M-4 Certificates, the related Interest Carry Forward Amount;

(viii)   to the Class M-4 Certificates, the allocated Unpaid Realized Loss Amount;

(ix)     to the Class M-5 Certificates, the related Interest Carry Forward Amount;

(x)       to the Class M-5 Certificates, the allocated Unpaid Realized Loss Amount;

(xi)      to the Class M-6 Certificates, the related Interest Carry Forward Amount;

(xii)     to the Class M-6 Certificates, the allocated Unpaid Realized Loss Amount;

(xiii)    to the Class B-1 Certificates, the related Interest Carry Forward Amount;

(xiv)    to the Class B-1 Certificates, the allocated Unpaid Realized Loss Amount;

(xv)    to the Class B-2 Certificates, the related Interest Carry Forward Amount;

(xvi)   to the Class B-2 Certificates, the allocated Unpaid Realized Loss Amount;

(xvii)   to the Class B-3 Certificates, the related Interest Carry Forward Amount;

(xviii) to the Class B-3 Certificates, the allocated Unpaid Realized Loss Amount;

(xix)    concurrently, to the Class A-1 Certificates, any Basis Risk Carry Forward Amount for the Class A-1 Certificates and to the Class A-2 Certificates, any Basis Risk Carry Forward Amount for the Class A-2 Certificates;

(xx)     sequentially, to Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in such order, any Basis Risk Carry Forward Amount for such classes;

(xxi)    sequentially, first (i) concurrently, to the Class A Certificates, first, pro rata, based on their respective Class Principal Balances to the extent needed to pay any Unpaid Interest Shortfall Amount for each such class and then, pro rata, based on any Unpaid Interest Shortfall Amount for each such Class, in an amount up to the amount of any Unpaid Interest Shortfall Amount remaining unpaid for such classes of certificates and then (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, in an amount up to the amount of any Unpaid Interest Shortfall Amount for such classes of certificates; and

(xxii)   all remaining amounts to the holders of the Class OC Certificates.

Unpaid Realized Loss Amount:	For any Class of Subordinate Certificates, the portion of any Realized Losses on the Mortgage Loans previously allocated to that class remaining unpaid from prior Distribution Dates.

Swap Account:
On or prior to each Distribution Date during which the interest rate swap agreement is in effect, the Swap Termination Payments, Net Swap Payments owed to the Swap Counterparty, and Net Swap Receipts for that Distribution Date will be deposited into a trust account (“the Swap Account”) established by the Trustee as part of the trust fund.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-2

Swap Payment Priority:
All payments due under the swap agreement and any Swap Termination Payment pursuant to the swap agreement will be deposited into the Swap Account, and allocated in the following order of priority, after giving effect to the Allocation of Net Monthly Excess Cashflow above:

(i)        to pay any Net Swap Payment owed to the Swap Counterparty pursuant to the swap agreement not previously paid;

(ii)      to pay any swap termination payment to the Swap Counterparty, including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Counterparty not previously paid;

(iii)     concurrently, to the Senior Certificates, the Interest Distribution Amount and Interest Carry Forward Amount, on a pro rata basis, to the extent not yet paid;

(iv)     to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, the Interest Distribution Amount and Interest Carry Forward Amount, sequentially and in that order, to the extent not yet paid;

(v)      to the LIBOR Certificates in accordance with the principal distribution rules in effect for such Distribution Date, in an amount equal to the amount necessary to meet the required overcollateralization for that Distribution Date;

(vi)     concurrently, to the Senior Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;

(vii)    sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;

(viii)   concurrently to the Senior Certificates, Class M Certificates and Class B Certificates, any unpaid Basis Risk Carry Forward Amount, pro rata based on need;

(ix)     sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates the allocated Unpaid Realized Loss Amount, to the extent not yet paid;

(x)       to pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

(xi)     all remaining amounts to the holder of the Class OC Certificates.

In the event that the trust enters into a replacement interest rate swap agreement and the trust is entitled to receive a Replacement Swap Counterparty Payment, the trustee will be required to direct the replacement swap counterparty (or its guarantor) to make such Replacement Swap Counterparty Payment to the Swap Account. Notwithstanding the foregoing, any Replacement Swap Counterparty Payment will be made from the Swap Account to the Swap Counterparty (or its guarantor) immediately upon receipt of such payment, regardless of whether the date of receipt is a distribution date. If any Replacement Swap Counterparty Payment is made to an account other than the Swap Account, then any Replacement Swap Counterparty Payment will be required to be paid to the Swap Counterparty (or its guarantor) immediately upon receipt of such Replacement Swap Counterparty Payment by the trust, regardless of whether the date of receipt is a distribution date. The Swap Counterparty (or its guarantor) will have first priority to any Replacement Swap Counterparty Payment over the payment by the trust to certificateholders, the servicer, any responsible party, the trustee, the custodian or any other person. If any such amount received from a replacement swap counterparty and paid to the Swap Counterparty is less than the full amount of a Swap Termination Payment owed to the Swap Counterparty, the remaining amount of the Swap Termination Payment will remain payable to the Swap Counterparty in accordance with the priority of payment described above.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-2

Swap Payment Priority (continued):
Notwithstanding the foregoing, in the event that the Trust receives a Swap Termination Payment, and a successor Swap Counterparty cannot be obtained, then the Trustee will be required to deposit the Swap Termination Payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.

Swap Payment Allocation:
For a given class of certificates outstanding, a pro rata share of the Net Swap Payment owed by the Swap Counterparty (if any), based on the outstanding Class Principal Balance of that class prior to the distributions of principal for that Distribution Date.

Distributions will be determined in part based on the performance of individual loan groups and for such purpose any Net Swap Payments or Swap Termination Payments owed to the Swap Counterparty will be allocated between the loan groups based on the respective aggregate stated principal balance of the mortgage loans in each loan group.

Senior Defaulted Swap Termination Payment:
As of any date, the lesser of (i) any payments received by the trust as a result of entering into a replacement interest rate swap agreement following an additional termination event resulting from a downgrade of the Swap Counterparty in accordance with the swap agreement and (ii) any swap termination payment owed to the Swap Counterparty.

Principal Distribution Amount:	On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution Amount:	On any Distribution Date, the excess of (i) the Principal Remittance Amount over (ii) the Excess Subordinate Amount, if any.

Extra Principal Distribution Amount:
For any Distribution Date, the lesser of (i) the excess of (x) interest collected or advanced with respect to the Mortgage Loans with due dates in the related Due Period (less servicing fees and expenses), over (y) the sum of interest payable on the Certificates on such Distribution Date and (ii) the Overcollateralization Increase Amount for such Distribution Date.

Net Monthly Excess Cashflow:
For any Distribution Date is the amount of funds available for distribution on such Distribution Date remaining after making the distributions under “Interest Distributions on LIBOR Certificates” and “Principal Distributions on LIBOR Certificates” above.

Excess Subordinate Amount:	For any Distribution Date, means the excess, if any of (i) the amount of overcollateralization on that Distribution Date over (ii) the required overcollateralization for such Distribution Date.

Overcollateralization Increase Amount:
For any Distribution Date will be the amount, if any, by which the required overcollateralization exceeds the overcollateralized amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed).

Class A Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the aggregate Class Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 52.60% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-2

Class M-1 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 60.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

Class M-2 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 67.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

Class M-3 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 71.20% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

Class M-4 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Class Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 74.90% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-2

Class M-5 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 78.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

Class M-6 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Class Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 81.60% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

Class B-1 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 84.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-2

Class B-2 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (ix) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.60% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

Class B-3 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (ix) the Class Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (x) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.20% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-2

Allocation of Losses:
If on any distribution date, after giving effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under “—Swap Payment Priority”, the aggregate Class Principal Balances of the LIBOR Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans for that distribution date, the Class Principal Balance of the applicable Class M or Class B Certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 Certificates) by an amount equal to that excess, until that Class Principal Balance is reduced to zero. The Class Principal Balances of the Senior Certificates will not be reduced by this excess. This reduction of a Class Principal Balance for Realized Losses is referred to as an “Applied Realized Loss Amount.”

In the event Applied Realized Loss Amounts are allocated to any class of Subordinate Certificates, its Class Principal Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Principal Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a “Subsequent Recovery”), the Class Principal Balance of each Class of Subordinate Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinate Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related distribution date.

ERISA Eligibility:
The Offered Certificates are expected to be ERISA eligible provided that, until both the swap agreement and the cap agreement are terminated, the investor meets the requirements of certain investor-based or statutory exemptions.

SMMEA Eligibility:	The Certificates are not expected to be SMMEA eligible.

Risk Factors:
PLEASE SEE “RISK FACTORS” IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT AND IN THE FREE WRITING PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Federal Tax Status:	The Offered Securities will represent, in part, regular interests in a REMIC for federal income tax purposes.

Static Pool Information:
Static pool information with respect to the Sponsor’s prior securitized pools is available online at www.saxonmortgage.com/staticpool. Access to this web address is unrestricted and free of charge. Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-2

Registration Statement and Prospectus:
This term sheet does not contain all information that is required to be included in a registration statement, or in a base prospectus and prospectus supplement.

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/1014299/000114420406012322/v038904_s3-a.htm

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-2

Weighted Average Life Sensitivity
To CALL

	PPC (%)	50	60	75	100	125	150	175
A-1	WAL (yrs)	4.95	4.15	3.31	2.41	1.75	1.23	1.03
	First Payment Date	5/25/2007	5/25/2007	5/25/2007	5/25/2007	5/25/2007	5/25/2007	5/25/2007
	Expected Final Maturity	7/25/2022	3/25/2020	8/25/2017	11/25/2014	3/25/2013	4/25/2010	10/25/2009
	Window	1 - 183	1 - 155	1 - 124	1 - 91	1 - 71	1 - 36	1 - 30

A-2a	WAL (yrs)	1.60	1.34	1.07	0.80	0.64	0.52	0.44
	First Payment Date	5/25/2007	5/25/2007	5/25/2007	5/25/2007	5/25/2007	5/25/2007	5/25/2007
	Expected Final Maturity	8/25/2010	2/25/2010	7/25/2009	12/25/2008	8/25/2008	5/25/2008	3/25/2008
	Window	1 - 40	1 - 34	1 - 27	1 - 20	1 - 16	1 - 13	1 - 11

A-2b	WAL (yrs)	4.10	3.41	2.71	2.00	1.58	1.29	1.08
	First Payment Date	8/25/2010	2/25/2010	7/25/2009	12/25/2008	8/25/2008	5/25/2008	3/25/2008
	Expected Final Maturity	4/25/2012	6/25/2011	8/25/2010	9/25/2009	3/25/2009	10/25/2008	7/25/2008
	Window	40 - 60	34 - 50	27 - 40	20 - 29	16 - 23	13 - 18	11 - 15

A-2c	WAL (yrs)	7.62	6.35	5.04	3.50	2.32	1.88	1.57
	First Payment Date	4/25/2012	6/25/2011	8/25/2010	9/25/2009	3/25/2009	10/25/2008	7/25/2008
	Expected Final Maturity	6/25/2018	8/25/2016	9/25/2014	10/25/2012	2/25/2010	8/25/2009	3/25/2009
	Window	60 - 134	50 - 112	40 - 89	29 - 66	23 - 34	18 - 28	15 - 23

A-2d	WAL (yrs)	14.18	11.95	9.54	7.00	5.02	2.62	2.17
	First Payment Date	6/25/2018	8/25/2016	9/25/2014	10/25/2012	2/25/2010	8/25/2009	3/25/2009
	Expected Final Maturity	7/25/2022	3/25/2020	8/25/2017	11/25/2014	3/25/2013	4/25/2010	10/25/2009
	Window	134 - 183	112 - 155	89 - 124	66 - 91	34 - 71	28 - 36	23 - 30

M-1	WAL (yrs)	10.10	8.47	6.75	5.18	4.95	4.60	3.67
	First Payment Date	2/25/2012	5/25/2011	7/25/2010	11/25/2010	8/25/2011	4/25/2010	10/25/2009
	Expected Final Maturity	7/25/2022	3/25/2020	8/25/2017	11/25/2014	3/25/2013	1/25/2012	3/25/2011
	Window	58 - 183	49 - 155	39 - 124	43 - 91	52 - 71	36 - 57	30 - 47

M-2	WAL (yrs)	10.10	8.47	6.75	5.13	4.62	4.73	3.90
	First Payment Date	2/25/2012	5/25/2011	7/25/2010	9/25/2010	3/25/2011	12/25/2011	3/25/2011
	Expected Final Maturity	7/25/2022	3/25/2020	8/25/2017	11/25/2014	3/25/2013	1/25/2012	3/25/2011
	Window	58 - 183	49 - 155	39 - 124	41 - 91	47 - 71	56 - 57	47 - 47

M-3	WAL (yrs)	10.10	8.47	6.75	5.10	4.46	4.52	3.78
	First Payment Date	2/25/2012	5/25/2011	7/25/2010	8/25/2010	1/25/2011	7/25/2011	11/25/2010
	Expected Final Maturity	7/25/2022	3/25/2020	8/25/2017	11/25/2014	3/25/2013	1/25/2012	3/25/2011
	Window	58 - 183	49 - 155	39 - 124	40 - 91	45 - 71	51 - 57	43 - 47

M-4	WAL (yrs)	10.10	8.47	6.75	5.08	4.38	4.27	3.56
	First Payment Date	2/25/2012	5/25/2011	7/25/2010	8/25/2010	11/25/2010	4/25/2011	8/25/2010
	Expected Final Maturity	7/25/2022	3/25/2020	8/25/2017	11/25/2014	3/25/2013	1/25/2012	3/25/2011
	Window	58 - 183	49 - 155	39 - 124	40 - 91	43 - 71	48 - 57	40 - 47

M-5	WAL (yrs)	10.10	8.47	6.75	5.06	4.31	4.10	3.41
	First Payment Date	2/25/2012	5/25/2011	7/25/2010	7/25/2010	10/25/2010	2/25/2011	6/25/2010
	Expected Final Maturity	7/25/2022	3/25/2020	8/25/2017	11/25/2014	3/25/2013	1/25/2012	3/25/2011
	Window	58 - 183	49 - 155	39 - 124	39 - 91	42 - 71	46 - 57	38 - 47

M-6	WAL (yrs)	10.10	8.47	6.75	5.06	4.27	3.97	3.31
	First Payment Date	2/25/2012	5/25/2011	7/25/2010	7/25/2010	9/25/2010	12/25/2010	5/25/2010
	Expected Final Maturity	7/25/2022	3/25/2020	8/25/2017	11/25/2014	3/25/2013	1/25/2012	3/25/2011
	Window	58 - 183	49 - 155	39 - 124	39 - 91	41 - 71	44 - 57	37 - 47

B-1	WAL (yrs)	10.10	8.47	6.75	5.04	4.23	3.87	3.22
	First Payment Date	2/25/2012	5/25/2011	7/25/2010	6/25/2010	8/25/2010	10/25/2010	3/25/2010
	Expected Final Maturity	7/25/2022	3/25/2020	8/25/2017	11/25/2014	3/25/2013	1/25/2012	3/25/2011
	Window	58 - 183	49 - 155	39 - 124	38 - 91	40 - 71	42 - 57	35 - 47

B-2	WAL (yrs)	10.10	8.47	6.75	5.04	4.20	3.80	3.16
	First Payment Date	2/25/2012	5/25/2011	7/25/2010	6/25/2010	7/25/2010	9/25/2010	2/25/2010
	Expected Final Maturity	7/25/2022	3/25/2020	8/25/2017	11/25/2014	3/25/2013	1/25/2012	3/25/2011
	Window	58 - 183	49 - 155	39 - 124	38 - 91	39 - 71	41 - 57	34 - 47

B-3	WAL (yrs)	10.10	8.47	6.75	5.04	4.18	3.74	3.11
	First Payment Date	2/25/2012	5/25/2011	7/25/2010	5/25/2010	7/25/2010	8/25/2010	1/25/2010
	Expected Final Maturity	7/25/2022	3/25/2020	8/25/2017	11/25/2014	3/25/2013	1/25/2012	3/25/2011
	Window	58 - 183	49 - 155	39 - 124	37 - 91	39 - 71	40 - 57	33 - 47

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-2

Weighted Average Life Sensitivity
To MATURITY

	PPC (%)	50	60	75	100	125	150	175
A-1	WAL (yrs)	5.32	4.48	3.60	2.63	1.93	1.23	1.03
	First Payment Date	5/25/2007	5/25/2007	5/25/2007	5/25/2007	5/25/2007	5/25/2007	5/25/2007
	Expected Final Maturity	7/25/2036	11/25/2033	9/25/2029	5/25/2024	9/25/2020	4/25/2010	10/25/2009
	Window	1 - 351	1 - 319	1 - 269	1 - 205	1 - 161	1 - 36	1 - 30

A-2a	WAL (yrs)	1.60	1.34	1.07	0.80	0.64	0.52	0.44
	First Payment Date	5/25/2007	5/25/2007	5/25/2007	5/25/2007	5/25/2007	5/25/2007	5/25/2007
	Expected Final Maturity	8/25/2010	2/25/2010	7/25/2009	12/25/2008	8/25/2008	5/25/2008	3/25/2008
	Window	1 - 40	1 - 34	1 - 27	1 - 20	1 - 16	1 - 13	1 - 11

A-2b	WAL (yrs)	4.10	3.41	2.71	2.00	1.58	1.29	1.08
	First Payment Date	8/25/2010	2/25/2010	7/25/2009	12/25/2008	8/25/2008	5/25/2008	3/25/2008
	Expected Final Maturity	4/25/2012	6/25/2011	8/25/2010	9/25/2009	3/25/2009	10/25/2008	7/25/2008
	Window	40 - 60	34 - 50	27 - 40	20 - 29	16 - 23	13 - 18	11 - 15

A-2c	WAL (yrs)	7.62	6.35	5.04	3.50	2.32	1.88	1.57
	First Payment Date	4/25/2012	6/25/2011	8/25/2010	9/25/2009	3/25/2009	10/25/2008	7/25/2008
	Expected Final Maturity	6/25/2018	8/25/2016	9/25/2014	10/25/2012	2/25/2010	8/25/2009	3/25/2009
	Window	60 - 134	50 - 112	40 - 89	29 - 66	23 - 34	18 - 28	15 - 23

A-2d	WAL (yrs)	16.78	14.30	11.52	8.51	6.18	2.62	2.17
	First Payment Date	6/25/2018	8/25/2016	9/25/2014	10/25/2012	2/25/2010	8/25/2009	3/25/2009
	Expected Final Maturity	6/25/2036	9/25/2033	6/25/2029	2/25/2024	6/25/2020	4/25/2010	10/25/2009
	Window	134 - 350	112 - 317	89 - 266	66 - 202	34 - 158	28 - 36	23 - 30

M-1	WAL (yrs)	11.08	9.35	7.49	5.75	5.39	7.26	5.79
	First Payment Date	2/25/2012	5/25/2011	7/25/2010	11/25/2010	8/25/2011	4/25/2010	10/25/2009
	Expected Final Maturity	2/25/2034	12/25/2030	12/25/2026	1/25/2022	11/25/2018	3/25/2018	4/25/2016
	Window	58 - 322	49 - 284	39 - 236	43 - 177	52 - 139	36 - 131	30 - 108

M-2	WAL (yrs)	11.06	9.33	7.47	5.68	5.05	5.46	4.60
	First Payment Date	2/25/2012	5/25/2011	7/25/2010	9/25/2010	3/25/2011	12/25/2011	3/25/2011
	Expected Final Maturity	6/25/2033	3/25/2030	4/25/2026	7/25/2021	6/25/2018	4/25/2016	9/25/2014
	Window	58 - 314	49 - 275	39 - 228	41 - 171	47 - 134	56 - 108	47 - 89

M-3	WAL (yrs)	11.04	9.31	7.45	5.63	4.88	4.86	4.06
	First Payment Date	2/25/2012	5/25/2011	7/25/2010	8/25/2010	1/25/2011	7/25/2011	11/25/2010
	Expected Final Maturity	8/25/2032	5/25/2029	7/25/2025	12/25/2020	12/25/2017	11/25/2015	5/25/2014
	Window	58 - 304	49 - 265	39 - 219	40 - 164	45 - 128	51 - 103	43 - 85

M-4	WAL (yrs)	11.02	9.29	7.43	5.60	4.78	4.60	3.83
	First Payment Date	2/25/2012	5/25/2011	7/25/2010	8/25/2010	11/25/2010	4/25/2011	8/25/2010
	Expected Final Maturity	1/25/2032	10/25/2028	12/25/2024	6/25/2020	8/25/2017	8/25/2015	2/25/2014
	Window	58 - 297	49 - 258	39 - 212	40 - 158	43 - 124	48 - 100	40 - 82

M-5	WAL (yrs)	10.99	9.26	7.41	5.57	4.71	4.42	3.67
	First Payment Date	2/25/2012	5/25/2011	7/25/2010	7/25/2010	10/25/2010	2/25/2011	6/25/2010
	Expected Final Maturity	5/25/2031	2/25/2028	5/25/2024	1/25/2020	4/25/2017	4/25/2015	12/25/2013
	Window	58 - 289	49 - 250	39 - 205	39 - 153	42 - 120	46 - 96	38 - 80

M-6	WAL (yrs)	10.95	9.23	7.38	5.54	4.64	4.27	3.56
	First Payment Date	2/25/2012	5/25/2011	7/25/2010	7/25/2010	9/25/2010	12/25/2010	5/25/2010
	Expected Final Maturity	8/25/2030	6/25/2027	10/25/2023	7/25/2019	11/25/2016	1/25/2015	9/25/2013
	Window	58 - 280	49 - 242	39 - 198	39 - 147	41 - 115	44 - 93	37 - 77

B-1	WAL (yrs)	10.91	9.18	7.34	5.49	4.58	4.16	3.45
	First Payment Date	2/25/2012	5/25/2011	7/25/2010	6/25/2010	8/25/2010	10/25/2010	3/25/2010
	Expected Final Maturity	11/25/2029	10/25/2026	2/25/2023	1/25/2019	6/25/2016	9/25/2014	5/25/2013
	Window	58 - 271	49 - 234	39 - 190	38 - 141	40 - 110	42 - 89	35 - 73

B-2	WAL (yrs)	10.84	9.12	7.29	5.45	4.52	4.06	3.37
	First Payment Date	2/25/2012	5/25/2011	7/25/2010	6/25/2010	7/25/2010	9/25/2010	2/25/2010
	Expected Final Maturity	11/25/2028	11/25/2025	4/25/2022	6/25/2018	12/25/2015	4/25/2014	1/25/2013
	Window	58 - 259	49 - 223	39 - 180	38 - 134	39 - 104	41 - 84	34 - 69

B-3	WAL (yrs)	10.74	9.03	7.21	5.39	4.45	3.96	3.29
	First Payment Date	2/25/2012	5/25/2011	7/25/2010	5/25/2010	7/25/2010	8/25/2010	1/25/2010
	Expected Final Maturity	9/25/2027	11/25/2024	6/25/2021	10/25/2017	6/25/2015	11/25/2013	9/25/2012
	Window	58 - 245	49 - 211	39 - 170	37 - 126	39 - 98	40 - 79	33 - 65

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-2

CPR Sensitivity
To CALL

	CPR (%)	20	25	30
A-1	WAL (yrs)	3.16	2.44	1.88
	First Payment Date	5/25/2007	5/25/2007	5/25/2007
	Expected Final Maturity	5/25/2017	3/25/2015	9/25/2013
	Window	1 - 121	1 - 95	1 - 77

A-2a	WAL (yrs)	0.98	0.77	0.63
	First Payment Date	5/25/2007	5/25/2007	5/25/2007
	Expected Final Maturity	5/25/2009	12/25/2008	8/25/2008
	Window	1 - 25	1 - 20	1 - 16

A-2b	WAL (yrs)	2.59	2.02	1.64
	First Payment Date	5/25/2009	12/25/2008	8/25/2008
	Expected Final Maturity	6/25/2010	9/25/2009	4/25/2009
	Window	25 - 38	20 - 29	16 - 24

A-2c	WAL (yrs)	4.89	3.66	2.47
	First Payment Date	6/25/2010	9/25/2009	4/25/2009
	Expected Final Maturity	7/25/2014	12/25/2012	11/25/2011
	Window	38 - 87	29 - 68	24 - 55

A-2d	WAL (yrs)	9.32	7.31	5.93
	First Payment Date	7/25/2014	12/25/2012	11/25/2011
	Expected Final Maturity	5/25/2017	3/25/2015	9/25/2013
	Window	87 - 121	68 - 95	55 - 77

M-1	WAL (yrs)	6.55	5.32	4.94
	First Payment Date	5/25/2010	10/25/2010	5/25/2011
	Expected Final Maturity	5/25/2017	3/25/2015	9/25/2013
	Window	37 - 121	42 - 95	49 - 77

M-2	WAL (yrs)	6.55	5.28	4.72
	First Payment Date	5/25/2010	9/25/2010	1/25/2011
	Expected Final Maturity	5/25/2017	3/25/2015	9/25/2013
	Window	37 - 121	41 - 95	45 - 77

M-3	WAL (yrs)	6.55	5.25	4.61
	First Payment Date	5/25/2010	8/25/2010	12/25/2010
	Expected Final Maturity	5/25/2017	3/25/2015	9/25/2013
	Window	37 - 121	40 - 95	44 - 77

M-4	WAL (yrs)	6.55	5.24	4.55
	First Payment Date	5/25/2010	7/25/2010	10/25/2010
	Expected Final Maturity	5/25/2017	3/25/2015	9/25/2013
	Window	37 - 121	39 - 95	42 - 77

M-5	WAL (yrs)	6.55	5.22	4.51
	First Payment Date	5/25/2010	7/25/2010	9/25/2010
	Expected Final Maturity	5/25/2017	3/25/2015	9/25/2013
	Window	37 - 121	39 - 95	41 - 77

M-6	WAL (yrs)	6.55	5.22	4.48
	First Payment Date	5/25/2010	6/25/2010	8/25/2010
	Expected Final Maturity	5/25/2017	3/25/2015	9/25/2013
	Window	37 - 121	38 - 95	40 - 77

B-1	WAL (yrs)	6.55	5.21	4.45
	First Payment Date	5/25/2010	6/25/2010	7/25/2010
	Expected Final Maturity	5/25/2017	3/25/2015	9/25/2013
	Window	37 - 121	38 - 95	39 - 77

B-2	WAL (yrs)	6.55	5.21	4.42
	First Payment Date	5/25/2010	6/25/2010	7/25/2010
	Expected Final Maturity	5/25/2017	3/25/2015	9/25/2013
	Window	37 - 121	38 - 95	39 - 77

B-3	WAL (yrs)	6.55	5.20	4.41
	First Payment Date	5/25/2010	5/25/2010	6/25/2010
	Expected Final Maturity	5/25/2017	3/25/2015	9/25/2013
	Window	37 - 121	37 - 95	38 - 77

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-2

CPR Sensitivity
To MATURITY

	CPR (%)	20	25	30
A-1	WAL (yrs)	3.42	2.65	2.05
	First Payment Date	5/25/2007	5/25/2007	5/25/2007
	Expected Final Maturity	3/25/2029	11/25/2024	9/25/2021
	Window	1 - 263	1 - 211	1 - 173

A-2a	WAL (yrs)	0.98	0.77	0.63
	First Payment Date	5/25/2007	5/25/2007	5/25/2007
	Expected Final Maturity	5/25/2009	12/25/2008	8/25/2008
	Window	1 - 25	1 - 20	1 - 16

A-2b	WAL (yrs)	2.59	2.02	1.64
	First Payment Date	5/25/2009	12/25/2008	8/25/2008
	Expected Final Maturity	6/25/2010	9/25/2009	4/25/2009
	Window	25 - 38	20 - 29	16 - 24

A-2c	WAL (yrs)	4.89	3.66	2.47
	First Payment Date	6/25/2010	9/25/2009	4/25/2009
	Expected Final Maturity	7/25/2014	12/25/2012	11/25/2011
	Window	38 - 87	29 - 68	24 - 55

A-2d	WAL (yrs)	11.32	8.91	7.25
	First Payment Date	7/25/2014	12/25/2012	11/25/2011
	Expected Final Maturity	5/25/2029	1/25/2025	10/25/2021
	Window	87 - 265	68 - 213	55 - 174

M-1	WAL (yrs)	7.28	5.91	5.42
	First Payment Date	5/25/2010	10/25/2010	5/25/2011
	Expected Final Maturity	7/25/2026	8/25/2022	10/25/2019
	Window	37 - 231	42 - 184	49 - 150

M-2	WAL (yrs)	7.26	5.84	5.19
	First Payment Date	5/25/2010	9/25/2010	1/25/2011
	Expected Final Maturity	11/25/2025	1/25/2022	5/25/2019
	Window	37 - 223	41 - 177	45 - 145

M-3	WAL (yrs)	7.24	5.80	5.07
	First Payment Date	5/25/2010	8/25/2010	12/25/2010
	Expected Final Maturity	2/25/2025	6/25/2021	10/25/2018
	Window	37 - 214	40 - 170	44 - 138

M-4	WAL (yrs)	7.23	5.78	4.99
	First Payment Date	5/25/2010	7/25/2010	10/25/2010
	Expected Final Maturity	7/25/2024	1/25/2021	6/25/2018
	Window	37 - 207	39 - 165	42 - 134

M-5	WAL (yrs)	7.20	5.74	4.93
	First Payment Date	5/25/2010	7/25/2010	9/25/2010
	Expected Final Maturity	1/25/2024	7/25/2020	2/25/2018
	Window	37 - 201	39 - 159	41 - 130

M-6	WAL (yrs)	7.17	5.72	4.88
	First Payment Date	5/25/2010	6/25/2010	8/25/2010
	Expected Final Maturity	6/25/2023	1/25/2020	9/25/2017
	Window	37 - 194	38 - 153	40 - 125

B-1	WAL (yrs)	7.13	5.67	4.83
	First Payment Date	5/25/2010	6/25/2010	7/25/2010
	Expected Final Maturity	10/25/2022	7/25/2019	4/25/2017
	Window	37 - 186	38 - 147	39 - 120

B-2	WAL (yrs)	7.08	5.63	4.76
	First Payment Date	5/25/2010	6/25/2010	7/25/2010
	Expected Final Maturity	1/25/2022	11/25/2018	9/25/2016
	Window	37 - 177	38 - 139	39 - 113

B-3	WAL (yrs)	7.01	5.56	4.70
	First Payment Date	5/25/2010	5/25/2010	6/25/2010
	Expected Final Maturity	2/25/2021	3/25/2018	3/25/2016
	Window	37 - 166	37 - 131	38 - 107

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Senior Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	A-1 Cap (%)	A-2a Cap (%)	A-2b Cap (%)	A-2c Cap (%)	A-2d Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
0	—	—	—	—	—
1	20.20	20.11	20.18	20.25	20.33
2	20.20	20.11	20.18	20.25	20.33
3	20.20	20.11	20.18	20.25	20.33
4	20.20	20.11	20.18	20.25	20.33
5	20.20	20.11	20.18	20.25	20.33
6	20.20	20.11	20.18	20.25	20.33
7	19.96	19.95	19.95	19.95	19.95
8	20.09	20.09	20.09	20.09	20.09
9	19.69	19.69	19.69	19.69	19.69
10	19.56	19.56	19.56	19.56	19.56
11	20.00	19.99	19.99	19.99	19.99
12	21.43	21.43	21.43	21.43	21.43
13	20.97	20.67	20.64	21.16	21.44
14	20.20	20.11	20.18	20.25	20.65
15	20.20	20.11	20.18	20.25	20.33
16	20.20	20.11	20.18	20.25	20.33
17	20.20	20.11	20.18	20.25	20.33
18	20.20	20.11	20.18	20.25	20.33
19	20.20	20.11	20.18	20.25	20.33
20	20.20	20.11	20.18	20.25	20.33
21	20.14	—	20.13	20.13	20.13
22	19.96	—	19.97	19.97	19.97
23	19.80	—	19.95	19.95	19.95
24	18.95	—	18.94	18.94	18.94
25	19.12	—	19.11	19.11	19.11
26	18.83	—	18.82	18.82	18.82
27	19.03	—	19.02	19.02	19.02
28	18.69	—	18.68	18.68	18.68
29	17.95	—	17.97	17.97	17.97
30	18.06	—	—	18.05	18.05
31	17.78	—	—	17.76	17.76
32	18.09	—	—	18.08	18.08
33	17.81	—	—	17.80	17.80
34	17.79	—	—	17.84	17.84
35	18.46	—	—	18.97	18.97
36	17.67	—	—	17.70	17.70
37	61.63	—	—	75.38	50.57
38	20.20	—	—	20.25	20.33
39	20.20	—	—	20.25	20.33
40	20.20	—	—	20.25	20.33
41	20.20	—	—	20.25	20.33
42	20.20	—	—	20.25	20.33
43	20.20	—	—	20.25	20.33
44	20.20	—	—	20.25	20.33
45	20.20	—	—	20.25	20.33
46	20.20	—	—	20.25	20.33

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, Interest Carry Forward Amounts and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Counterparty and any interest rate cap proceeds received from the Cap Counterparty

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Senior Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	A-1 Cap (%)	A-2a Cap (%)	A-2b Cap (%)	A-2c Cap (%)	A-2d Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
47	20.20	—	—	20.25	20.33
48	20.20	—	—	20.25	20.33
49	20.20	—	—	20.25	20.33
50	20.20	—	—	20.25	20.33
51	20.20	—	—	20.25	20.33
52	20.20	—	—	20.25	20.33
53	20.20	—	—	20.25	20.33
54	20.20	—	—	20.25	20.33
55	20.20	—	—	20.25	20.33
56	20.20	—	—	20.25	20.33
57	20.20	—	—	20.25	20.33
58	18.57	—	—	18.63	18.63
59	19.86	—	—	19.93	19.93
60	18.59	—	—	18.64	18.64
61	19.20	—	—	19.26	19.26
62	18.58	—	—	18.63	18.63
63	19.19	—	—	19.24	19.24
64	18.56	—	—	18.62	18.62
65	18.56	—	—	18.61	18.61
66	19.17	—	—	19.22	19.22
67	18.54	—	—	—	18.59
68	19.15	—	—	—	19.21
69	18.53	—	—	—	18.58
70	18.52	—	—	—	18.57
71	20.50	—	—	—	20.55
72	18.51	—	—	—	18.56
73	19.12	—	—	—	19.17
74	18.49	—	—	—	18.54
75	19.10	—	—	—	19.15
76	18.48	—	—	—	18.53
77	18.47	—	—	—	18.52
78	19.08	—	—	—	19.13
79	18.46	—	—	—	18.51
80	19.07	—	—	—	19.11
81	18.44	—	—	—	18.49
82	18.43	—	—	—	18.48
83	20.40	—	—	—	20.45
84	18.42	—	—	—	18.47
85	19.03	—	—	—	19.07
86	18.40	—	—	—	18.45
87	19.01	—	—	—	19.06
88	18.39	—	—	—	18.44
89	18.38	—	—	—	18.43
90	18.99	—	—	—	19.04
91	18.37	—	—	—	18.41
92	18.97	—	—	—	19.02
93	18.35	—	—	—	18.40
94	18.34	—	—	—	18.39

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, Interest Carry Forward Amounts and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Counterparty and any interest rate cap proceeds received from the Cap Counterparty

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Senior Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	A-1 Cap (%)	A-2a Cap (%)	A-2b Cap (%)	A-2c Cap (%)	A-2d Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
95	20.30	—	—	—	20.35
96	18.33	—	—	—	18.38
97	18.93	—	—	—	18.98
98	18.31	—	—	—	18.36
99	18.91	—	—	—	18.97
100	18.30	—	—	—	18.35
101	18.29	—	—	—	18.34
102	18.89	—	—	—	18.94
103	18.27	—	—	—	18.32
104	18.88	—	—	—	18.93
105	18.26	—	—	—	18.31
106	18.25	—	—	—	18.30
107	19.50	—	—	—	19.56
108	18.24	—	—	—	18.29
109	18.84	—	—	—	18.89
110	18.22	—	—	—	18.27
111	18.82	—	—	—	18.88
112	18.21	—	—	—	18.26
113	18.20	—	—	—	18.25
114	18.80	—	—	—	18.85
115	18.19	—	—	—	18.24
116	18.79	—	—	—	18.84
117	17.05	—	—	—	17.10
118	12.67	—	—	—	12.72
119	14.07	—	—	—	14.13
120	12.76	—	—	—	12.81
121	13.23	—	—	—	13.29
122	12.85	—	—	—	12.91
123	13.33	—	—	—	13.39
124	12.95	—	—	—	13.01
125	13.01	—	—	—	13.06
126	13.50	—	—	—	13.55
127	13.12	—	—	—	13.17
128	13.61	—	—	—	13.67
129	13.24	—	—	—	13.29
130	13.30	—	—	—	13.35
131	14.79	—	—	—	14.85
132	13.42	—	—	—	13.48
133	13.94	—	—	—	14.00
134	13.56	—	—	—	13.61
135	14.08	—	—	—	14.14
136	13.70	—	—	—	13.76
137	13.78	—	—	—	13.83
138	14.31	—	—	—	14.37
139	13.93	—	—	—	13.99
140	14.48	—	—	—	14.54
141	14.09	—	—	—	14.15
142	14.18	—	—	—	14.24

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, Interest Carry Forward Amounts and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Counterparty and any interest rate cap proceeds received from the Cap Counterparty

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Senior Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	A-1 Cap (%)	A-2a Cap (%)	A-2b Cap (%)	A-2c Cap (%)	A-2d Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
143	15.80	—	—	—	15.86
144	14.36	—	—	—	14.41
145	14.93	—	—	—	14.99
146	14.55	—	—	—	14.60
147	15.13	—	—	—	15.19
148	14.75	—	—	—	14.80
149	14.85	—	—	—	14.91
150	15.45	—	—	—	15.51
151	15.07	—	—	—	15.12
152	15.68	—	—	—	15.74
153	15.29	—	—	—	15.35
154	15.41	—	—	—	15.47
155	16.61	—	—	—	16.67
156	15.66	—	—	—	15.72
157	16.32	—	—	—	16.37
158	15.92	—	—	—	15.98
159	16.59	—	—	—	16.65
160	16.20	—	—	—	16.26
161	16.34	—	—	—	16.40
162	17.04	—	—	—	17.10
163	16.64	—	—	—	16.70
164	17.36	—	—	—	17.42
165	16.96	—	—	—	17.02
166	17.12	—	—	—	17.18
167	19.14	—	—	—	19.21
168	17.47	—	—	—	17.52
169	18.23	—	—	—	18.29
170	17.83	—	—	—	17.89
171	18.62	—	—	—	18.68
172	18.21	—	—	—	18.27
173	18.41	—	—	—	18.47
174	19.23	—	—	—	19.30
175	18.82	—	—	—	18.88
176	19.67	—	—	—	19.74
177	19.27	—	—	—	19.33
178	19.63	—	—	—	19.69
179	22.26	—	—	—	22.32
180	20.62	—	—	—	20.68
181	21.88	—	—	—	21.94
182	21.78	—	—	—	21.83
183	23.18	—	—	—	23.24
184	23.15	—	—	—	23.21
185	23.94	—	—	—	23.99
186	25.63	—	—	—	25.69
187	25.77	—	—	—	25.82
188	27.73	—	—	—	27.79
189	28.04	—	—	—	28.09
190	29.39	—	—	—	29.44

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, Interest Carry Forward Amounts and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Counterparty and any interest rate cap proceeds received from the Cap Counterparty

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Senior Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	A-1 Cap (%)	A-2a Cap (%)	A-2b Cap (%)	A-2c Cap (%)	A-2d Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
191	34.23	—	—	—	34.29
192	32.67	—	—	—	32.73
193	35.85	—	—	—	35.91
194	37.05	—	—	—	37.11
195	41.16	—	—	—	41.22
196	43.18	—	—	—	43.23
197	47.25	—	—	—	47.31
198	54.08	—	—	—	54.14
199	58.85	—	—	—	58.90
200	69.73	—	—	—	69.79
201	79.48	—	—	—	79.54
202	97.28	—	—	—	97.34
203	135.11	—	—	—	—
204	182.60	—	—	—	—
205	347.87	—	—	—	—
206	*	—	—	—	—
207	—	—	—	—	—

* In Period 206 the Class A-1 has a beginning balance of approximately $17,389 and is paid approximately $135,901 in interest

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, Interest Carry Forward Amounts and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Counterparty and any interest rate cap proceeds received from the Cap Counterparty

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Subordinate Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	M-1 Cap (%)	M-2 Cap (%)	M-3 Cap (%)	M-4 Cap (%)	M-5 Cap (%)	M-6 Cap (%)	B-1 Cap (%)	B-2 Cap (%)	B-3 Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
0	—	—	—	—	—	—	—	—	—
1	20.41	20.46	20.63	21.10	21.40	21.85	22.25	22.25	22.25
2	20.41	20.46	20.63	21.10	21.40	21.85	22.25	22.25	22.25
3	20.41	20.46	20.63	21.10	21.40	21.85	22.25	22.25	22.25
4	20.41	20.46	20.63	21.10	21.40	20.27	19.83	19.83	19.83
5	20.21	19.68	19.68	19.68	19.68	19.68	19.68	19.68	19.68
6	20.62	21.28	20.87	19.78	19.78	19.78	19.78	19.78	19.78
7	19.38	19.38	19.38	19.38	19.38	19.38	19.38	19.38	19.38
8	19.48	19.48	19.48	19.48	19.48	19.48	19.48	19.48	19.48
9	19.08	19.08	19.08	19.08	19.08	19.08	19.08	19.08	19.08
10	18.92	18.92	18.92	18.92	18.92	18.92	18.92	18.92	18.92
11	19.29	19.29	19.29	19.29	19.29	19.29	19.29	19.29	19.29
12	20.75	20.75	20.75	20.75	20.75	20.75	20.75	20.75	20.75
13	21.17	21.20	21.38	21.87	22.12	22.66	23.08	23.08	23.08
14	21.24	21.30	21.65	22.59	23.07	24.09	24.89	24.89	24.89
15	21.14	21.20	21.55	22.52	23.02	24.05	24.88	24.88	24.88
16	20.54	20.59	20.81	21.43	21.76	22.42	22.95	22.95	22.95
17	20.23	20.27	20.42	20.86	21.11	21.57	21.94	21.94	21.94
18	20.18	20.22	20.37	20.79	21.03	21.47	21.84	21.84	21.84
19	19.65	19.66	19.71	19.85	19.93	20.08	20.20	20.20	20.20
20	19.63	19.64	19.70	19.85	19.94	20.09	20.23	20.23	20.23
21	19.17	19.17	19.17	19.17	19.17	19.17	19.17	19.17	19.17
22	18.95	18.95	18.95	18.95	18.95	18.95	18.95	18.95	18.95
23	18.60	18.60	18.60	18.60	18.60	18.60	18.60	18.60	18.60
24	17.67	17.67	17.67	17.67	17.67	17.67	17.67	17.67	17.67
25	17.74	17.74	17.74	17.74	17.74	17.74	17.74	17.74	17.74
26	17.43	17.43	17.43	17.43	17.43	17.43	17.43	17.43	17.43
27	17.51	17.51	17.51	17.51	17.51	17.51	17.51	17.51	17.51
28	17.15	17.15	17.15	17.15	17.15	17.15	17.15	17.15	17.15
29	16.31	16.31	16.31	16.31	16.31	16.31	16.31	16.31	16.31
30	16.24	16.24	16.24	16.24	16.24	16.24	16.24	16.24	16.24
31	15.92	15.92	15.92	15.92	15.92	15.92	15.92	15.92	15.92
32	16.07	16.07	16.07	16.07	16.07	16.07	16.07	16.07	16.07
33	15.75	15.75	15.75	15.75	15.75	15.75	15.75	15.75	15.75
34	15.63	15.63	15.63	15.63	15.63	15.63	15.63	15.63	15.63
35	16.06	16.06	16.06	16.06	16.06	16.06	16.06	16.06	16.06
36	14.98	14.98	14.98	14.98	14.98	14.98	14.98	14.98	14.98
37	91.90	44.53	20.55	21.64	22.31	23.40	24.36	24.36	24.36
38	14.94	16.77	17.91	18.52	18.91	19.53	20.07	20.07	20.19
39	15.37	17.22	18.37	19.02	19.42	20.06	22.04	22.20	22.19
40	15.06	16.39	17.23	17.71	18.90	19.68	20.18	20.17	20.17
41	15.11	16.28	17.24	18.45	18.76	19.34	19.80	19.80	19.79
42	15.49	16.87	18.52	19.13	19.48	20.12	20.63	20.63	20.62
43	14.98	16.26	17.11	17.54	17.79	18.24	18.61	18.61	18.60
44	15.51	17.06	17.87	18.37	18.65	19.18	19.60	19.60	19.60
45	15.01	15.95	16.48	16.81	17.00	17.36	17.64	17.64	17.64
46	15.03	15.73	16.19	16.48	16.65	16.96	17.21	17.21	17.21
47	17.13	18.66	19.68	20.34	20.72	21.41	21.98	21.97	21.96

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, Interest Carry Forward Amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Counterparty and any interest rate cap proceeds received from the Cap Counterparty

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Subordinate Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	M-1 Cap (%)	M-2 Cap (%)	M-3 Cap (%)	M-4 Cap (%)	M-5 Cap (%)	M-6 Cap (%)	B-1 Cap (%)	B-2 Cap (%)	B-3 Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
48	14.98	15.62	16.04	16.31	16.48	16.77	17.00	17.00	17.00
49	15.63	16.49	17.05	17.43	17.65	18.05	18.38	18.37	18.37
50	14.91	15.47	15.85	16.10	16.25	16.52	16.74	16.74	16.73
51	15.58	16.36	16.88	17.24	17.44	17.82	18.12	18.12	18.12
52	14.86	15.37	15.71	15.95	16.09	16.34	16.54	16.54	16.54
53	15.04	15.59	15.95	16.21	16.36	16.63	16.85	16.85	16.84
54	15.86	16.65	17.17	17.54	17.76	18.15	18.47	18.47	18.47
55	15.09	15.62	15.97	16.23	16.38	16.65	16.87	16.87	16.87
56	15.80	16.52	17.01	17.36	17.57	17.94	18.25	18.25	18.25
57	14.99	15.47	15.79	16.03	16.17	16.42	16.63	16.63	16.63
58	11.07	11.07	11.07	11.07	11.07	11.07	11.07	11.07	11.07
59	11.83	11.83	11.83	11.83	11.83	11.83	11.83	11.83	11.83
60	11.07	11.07	11.07	11.07	11.07	11.07	11.07	11.07	11.07
61	11.44	11.44	11.44	11.44	11.44	11.44	11.44	11.44	11.44
62	11.06	11.06	11.06	11.06	11.06	11.06	11.06	11.06	11.06
63	11.42	11.42	11.42	11.42	11.42	11.42	11.42	11.42	11.42
64	11.05	11.05	11.05	11.05	11.05	11.05	11.05	11.05	11.05
65	11.04	11.04	11.04	11.04	11.04	11.04	11.04	11.04	11.04
66	11.40	11.40	11.40	11.40	11.40	11.40	11.40	11.40	11.40
67	11.03	11.03	11.03	11.03	11.03	11.03	11.03	11.03	11.03
68	11.39	11.39	11.39	11.39	11.39	11.39	11.39	11.39	11.39
69	11.02	11.02	11.02	11.02	11.02	11.02	11.02	11.02	11.02
70	11.01	11.01	11.01	11.01	11.01	11.01	11.01	11.01	11.01
71	12.18	12.18	12.18	12.18	12.18	12.18	12.18	12.18	12.18
72	11.00	11.00	11.00	11.00	11.00	11.00	11.00	11.00	11.00
73	11.36	11.36	11.36	11.36	11.36	11.36	11.36	11.36	11.36
74	10.99	10.99	10.99	10.99	10.99	10.99	10.99	10.99	10.99
75	11.35	11.35	11.35	11.35	11.35	11.35	11.35	11.35	11.35
76	10.97	10.97	10.97	10.97	10.97	10.97	10.97	10.97	10.97
77	10.97	10.97	10.97	10.97	10.97	10.97	10.97	10.97	10.97
78	11.33	11.33	11.33	11.33	11.33	11.33	11.33	11.33	11.33
79	10.96	10.96	10.96	10.96	10.96	10.96	10.96	10.96	10.96
80	11.31	11.31	11.31	11.31	11.31	11.31	11.31	11.31	11.31
81	10.94	10.94	10.94	10.94	10.94	10.94	10.94	10.94	10.94
82	10.94	10.94	10.94	10.94	10.94	10.94	10.94	10.94	10.94
83	12.10	12.10	12.10	12.10	12.10	12.10	12.10	12.10	12.10
84	10.92	10.92	10.92	10.92	10.92	10.92	10.92	10.92	10.92
85	11.28	11.28	11.28	11.28	11.28	11.28	11.28	11.28	11.28
86	10.91	10.91	10.91	10.91	10.91	10.91	10.91	10.91	10.91
87	11.27	11.27	11.27	11.27	11.27	11.27	11.27	11.27	11.27
88	10.90	10.90	10.90	10.90	10.90	10.90	10.90	10.90	10.90
89	10.89	10.89	10.89	10.89	10.89	10.89	10.89	10.89	10.89
90	11.25	11.25	11.25	11.25	11.25	11.25	11.25	11.25	11.25
91	10.88	10.88	10.88	10.88	10.88	10.88	10.88	10.88	10.88
92	11.23	11.23	11.23	11.23	11.23	11.23	11.23	11.23	11.23
93	10.86	10.86	10.86	10.86	10.86	10.86	10.86	10.86	10.86
94	10.86	10.86	10.86	10.86	10.86	10.86	10.86	10.86	10.86
95	12.01	12.01	12.01	12.01	12.01	12.01	12.01	12.01	12.01

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, Interest Carry Forward Amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Counterparty and any interest rate cap proceeds received from the Cap Counterparty

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Subordinate Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	M-1 Cap (%)	M-2 Cap (%)	M-3 Cap (%)	M-4 Cap (%)	M-5 Cap (%)	M-6 Cap (%)	B-1 Cap (%)	B-2 Cap (%)	B-3 Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
96	10.84	10.84	10.84	10.84	10.84	10.84	10.84	10.84	10.84
97	11.20	11.20	11.20	11.20	11.20	11.20	11.20	11.20	11.20
98	10.83	10.83	10.83	10.83	10.83	10.83	10.83	10.83	10.83
99	11.18	11.18	11.18	11.18	11.18	11.18	11.18	11.18	11.18
100	10.82	10.82	10.82	10.82	10.82	10.82	10.82	10.82	10.82
101	10.81	10.81	10.81	10.81	10.81	10.81	10.81	10.81	10.81
102	11.16	11.16	11.16	11.16	11.16	11.16	11.16	11.16	11.16
103	10.80	10.80	10.80	10.80	10.80	10.80	10.80	10.80	10.80
104	11.15	11.15	11.15	11.15	11.15	11.15	11.15	11.15	11.15
105	10.78	10.78	10.78	10.78	10.78	10.78	10.78	10.78	10.78
106	10.78	10.78	10.78	10.78	10.78	10.78	10.78	10.78	10.78
107	11.51	11.51	11.51	11.51	11.51	11.51	11.51	11.51	11.51
108	10.76	10.76	10.76	10.76	10.76	10.76	10.76	10.76	10.76
109	11.12	11.12	11.12	11.12	11.12	11.12	11.12	11.12	11.12
110	10.75	10.75	10.75	10.75	10.75	10.75	10.75	10.75	10.75
111	11.10	11.10	11.10	11.10	11.10	11.10	11.10	11.10	11.10
112	10.74	10.74	10.74	10.74	10.74	10.74	10.74	10.74	10.74
113	10.73	10.73	10.73	10.73	10.73	10.73	10.73	10.73	10.73
114	11.08	11.08	11.08	11.08	11.08	11.08	11.08	11.08	11.08
115	10.72	10.72	10.72	10.72	10.72	10.72	10.72	10.72	10.72
116	11.07	11.07	11.07	11.07	11.07	11.07	11.07	11.07	11.07
117	10.71	10.71	10.71	10.71	10.71	10.71	10.71	10.71	10.71
118	10.70	10.70	10.70	10.70	10.70	10.70	10.70	10.70	10.70
119	11.84	11.84	11.84	11.84	11.84	11.84	11.84	11.84	11.84
120	10.69	10.69	10.69	10.69	10.69	10.69	10.69	10.69	10.69
121	11.04	11.04	11.04	11.04	11.04	11.04	11.04	11.04	11.04
122	10.67	10.67	10.67	10.67	10.67	10.67	10.67	10.67	10.67
123	11.02	11.02	11.02	11.02	11.02	11.02	11.02	11.02	11.02
124	10.66	10.66	10.66	10.66	10.66	10.66	10.66	10.66	10.66
125	10.65	10.65	10.65	10.65	10.65	10.65	10.65	10.65	10.65
126	11.00	11.00	11.00	11.00	11.00	11.00	11.00	11.00	11.00
127	10.64	10.64	10.64	10.64	10.64	10.64	10.64	10.64	—
128	10.99	10.99	10.99	10.99	10.99	10.99	10.99	10.99	—
129	10.63	10.63	10.63	10.63	10.63	10.63	10.63	10.63	—
130	10.62	10.62	10.62	10.62	10.62	10.62	10.62	10.62	—
131	11.75	11.75	11.75	11.75	11.75	11.75	11.75	11.75	—
132	10.61	10.61	10.61	10.61	10.61	10.61	10.61	10.61	—
133	10.96	10.96	10.96	10.96	10.96	10.96	10.96	10.96	—
134	10.60	10.60	10.60	10.60	10.60	10.60	10.60	10.60	—
135	10.94	10.94	10.94	10.94	10.94	10.94	10.94	—	—
136	10.58	10.58	10.58	10.58	10.58	10.58	10.58	—	—
137	10.58	10.58	10.58	10.58	10.58	10.58	10.58	—	—
138	10.92	10.92	10.92	10.92	10.92	10.92	10.92	—	—
139	10.56	10.56	10.56	10.56	10.56	10.56	10.56	—	—
140	10.91	10.91	10.91	10.91	10.91	10.91	10.91	—	—
141	10.55	10.55	10.55	10.55	10.55	10.55	10.55	—	—
142	10.55	10.55	10.55	10.55	10.55	10.55	10.55	—	—
143	11.67	11.67	11.67	11.67	11.67	11.67	—	—	—

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, Interest Carry Forward Amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Counterparty and any interest rate cap proceeds received from the Cap Counterparty

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Subordinate Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	M-1 Cap (%)	M-2 Cap (%)	M-3 Cap (%)	M-4 Cap (%)	M-5 Cap (%)	M-6 Cap (%)	B-1 Cap (%)	B-2 Cap (%)	B-3 Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
144	10.53	10.53	10.53	10.53	10.53	10.53	—	—	—
145	10.88	10.88	10.88	10.88	10.88	10.88	—	—	—
146	10.52	10.52	10.52	10.52	10.52	10.52	—	—	—
147	10.86	10.86	10.86	10.86	10.86	10.86	—	—	—
148	10.51	10.51	10.51	10.51	10.51	10.51	—	—	—
149	10.50	10.50	10.50	10.50	10.50	—	—	—	—
150	10.85	10.85	10.85	10.85	10.85	—	—	—	—
151	10.49	10.49	10.49	10.49	10.49	—	—	—	—
152	10.83	10.83	10.83	10.83	10.83	—	—	—	—
153	10.48	10.48	10.48	10.48	10.48	—	—	—	—
154	10.47	10.47	10.47	10.47	10.47	—	—	—	—
155	11.19	11.19	11.19	11.19	—	—	—	—	—
156	10.46	10.46	10.46	10.46	—	—	—	—	—
157	10.80	10.80	10.80	10.80	—	—	—	—	—
158	10.45	10.45	10.45	10.45	—	—	—	—	—
159	10.79	10.79	10.79	10.79	—	—	—	—	—
160	10.44	10.44	10.44	—	—	—	—	—	—
161	10.43	10.43	10.43	—	—	—	—	—	—
162	10.77	10.77	10.77	—	—	—	—	—	—
163	10.42	10.42	10.42	—	—	—	—	—	—
164	10.76	10.76	10.76	—	—	—	—	—	—
165	10.41	10.41	—	—	—	—	—	—	—
166	10.40	10.40	—	—	—	—	—	—	—
167	11.51	11.51	—	—	—	—	—	—	—
168	10.39	10.39	—	—	—	—	—	—	—
169	10.73	10.73	—	—	—	—	—	—	—
170	10.38	10.38	—	—	—	—	—	—	—
171	10.72	10.72	—	—	—	—	—	—	—
172	10.36	—	—	—	—	—	—	—	—
173	10.36	—	—	—	—	—	—	—	—
174	10.70	—	—	—	—	—	—	—	—
175	10.35	—	—	—	—	—	—	—	—
176	10.69	—	—	—	—	—	—	—	—
177	10.34	—	—	—	—	—	—	—	—
178	—	—	—	—	—	—	—	—	—

(1) Annualized coupon based on total interest paid to the certificates including Interest Distribution Amount, Interest Carry Forward Amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Counterparty and any interest rate cap proceeds received from the Cap Counterparty

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007-2

Interest Rate Swap Schedule
Swap Rate: [4.91%]

Period	Start Accrual	End Accrual	Swap Notional Balance $
1	4/30/2007	5/25/2007	—
2	5/25/2007	6/25/2007	—
3	6/25/2007	7/25/2007	—
4	7/25/2007	8/25/2007	—
5	8/25/2007	9/25/2007	—
6	9/25/2007	10/25/2007	—
7	10/25/2007	11/25/2007	—
8	11/25/2007	12/25/2007	—
9	12/25/2007	1/25/2008	—
10	1/25/2008	2/25/2008	—
11	2/25/2008	3/25/2008	—
12	3/25/2008	4/25/2008	550,925,553.08
13	4/25/2008	5/25/2008	528,961,753.21
14	5/25/2008	6/25/2008	507,471,838.93
15	6/25/2008	7/25/2008	486,632,188.91
16	7/25/2008	8/25/2008	466,575,606.28
17	8/25/2008	9/25/2008	447,351,364.83
18	9/25/2008	10/25/2008	428,927,317.67
19	10/25/2008	11/25/2008	411,269,831.00
20	11/25/2008	12/25/2008	394,346,697.44
21	12/25/2008	1/25/2009	377,763,371.09
22	1/25/2009	2/25/2009	358,309,053.53
23	2/25/2009	3/25/2009	294,661,700.54
24	3/25/2009	4/25/2009	268,874,649.98
25	4/25/2009	5/25/2009	257,560,607.36
26	5/25/2009	6/25/2009	247,226,960.75
27	6/25/2009	7/25/2009	237,119,000.77
28	7/25/2009	8/25/2009	225,525,390.12
29	8/25/2009	9/25/2009	190,444,025.39
30	9/25/2009	10/25/2009	175,546,179.11
31	10/25/2009	11/25/2009	168,399,049.83
32	11/25/2009	12/25/2009	161,596,319.36
33	12/25/2009	1/25/2010	154,591,897.16
34	1/25/2010	2/25/2010	146,157,915.19
35	2/25/2010	3/25/2010	118,179,132.14
36	3/25/2010	4/25/2010	103,926,619.79
37	4/25/2010	5/25/2010	98,978,743.69
38	5/25/2010	6/25/2010	95,194,824.57
39	6/25/2010	7/25/2010	91,335,478.80
40	7/25/2010	8/25/2010	87,040,386.33
41	8/25/2010	9/25/2010	76,478,893.29
42	9/25/2010	10/25/2010	69,788,255.30
43	10/25/2010	11/25/2010	66,765,020.61
44	11/25/2010	12/25/2010	64,347,314.65
45	12/25/2010	1/25/2011	61,945,159.31
46	1/25/2011	2/25/2011	59,439,452.02
47	2/25/2011	3/25/2011	54,927,894.94
48	3/25/2011	4/25/2011	51,715,071.78
49	4/25/2011	5/25/2011	49,732,491.28
50	5/25/2011	6/25/2011	47,993,421.65
51	6/25/2011	7/25/2011	46,314,590.49
52	7/25/2011	8/25/2011	44,693,931.79
53	8/25/2011	9/25/2011	43,129,449.60
54	9/25/2011	10/25/2011	41,619,215.72
55	10/25/2011	11/25/2011	40,161,367.39
56	11/25/2011	12/25/2011	38,754,105.11
57	12/25/2011	1/25/2012	37,395,691.73
58	1/25/2012	2/25/2012	—

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Saxon Asset Securities Trust Mortgage Loan Asset Backed Certificates, Series 2007—2

Schedule B
Interest Rate Cap Schedule
Cap Strike Rate: 7.20%

Period	Start Accrual	End Accrual	Cap Notional ($)
1	4/30/2007	5/25/2007	828,039,243.66
2	5/25/2007	6/25/2007	799,604,312.93
3	6/25/2007	7/25/2007	771,970,960.01
4	7/25/2007	8/25/2007	745,044,753.33
5	8/25/2007	9/25/2007	718,784,023.63
6	9/25/2007	10/25/2007	693,150,964.90
7	10/25/2007	11/25/2007	668,111,932.93
8	11/25/2007	12/25/2007	643,637,328.92
9	12/25/2007	1/25/2008	619,701,469.99
10	1/25/2008	2/25/2008	596,282,446.16
11	2/25/2008	3/25/2008	573,361,963.53
12	3/25/2008	4/25/2008	—

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-02	MORGAN STANLEY
Termsheet Aggregate	4,257 records Balance: $870,703,726

Summary Statistics
Number of Mortgage Loans: 4,257
Aggregate Principal Balance ($): 870,703,726
Weighted Average Current Mortgage Rate (%): 8.273
Non-Zero Weighted Average Margin (%): 6.023
Non-Zero Weighted Average Maximum Rate (%): 14.378
Weighted Average Stated Original Term (months): 357
Weighted Average Stated Remaining Term (months): 355
Weighted Average Combined Original LTV (%): 81.29
% First Liens: 97.58
% Owner Occupied: 94.76
% Purchase: 20.64
% Full Doc: 60.24
Non-Zero Weighted Average Credit Score: 619

Originator

Originator	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
SAXON	4,257	870,703,726	100.00	8.273	355	81.29	619
Total:	4,257	870,703,726	100.00	8.273	355	81.29	619

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-02	MORGAN STANLEY
Termsheet Aggregate	4,257 records Balance: $870,703,726

Product Type

Product Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed—10 Year	5	543,584	0.06	7.302	117	61.27	618
Fixed—15 Year	40	4,918,538	0.56	7.675	177	63.93	629
Fixed—20 Year	34	3,597,713	0.41	8.143	237	73.78	617
Fixed—25 Year	39	7,715,297	0.89	7.438	297	75.51	624
Fixed—30 Year	924	151,248,940	17.37	7.928	358	77.59	626
Fixed—40 Year	45	10,199,088	1.17	7.617	478	79.19	636
Balloon—15/30	110	6,827,928	0.78	11.824	177	99.70	663
Balloon—20/30	222	13,617,785	1.56	11.729	239	99.62	657
Balloon—30/40	138	29,481,243	3.39	7.915	358	80.62	624
Balloon—30/50	91	21,682,170	2.49	7.813	358	79.02	625
ARM—2 Year/6 Month Balloon 30/40	442	105,949,786	12.17	8.445	358	81.34	603
ARM—2 Year/6 Month Balloon 30/50	271	75,707,328	8.69	8.223	358	81.43	611
ARM—3 Year/6 Month Balloon 30/40	192	49,465,215	5.68	8.420	358	86.29	613
ARM—3 Year/6 Month Balloon 30/50	138	38,160,054	4.38	7.904	359	81.48	618
ARM—5 Year/6 Month Balloon 30/40	3	589,547	0.07	7.326	358	61.05	624
ARM—5 Year/6 Month Balloon 30/50	2	1,127,564	0.13	6.202	357	53.49	721
ARM—2 Year/6 Month	698	121,578,643	13.96	8.813	358	80.07	598
ARM—3 Year/6 Month	347	68,935,317	7.92	8.751	358	82.43	605
ARM—5 Year/6 Month	4	907,304	0.10	7.389	358	80.68	680
ARM—2 Year/6 Month—40 Years	12	2,454,481	0.28	8.862	479	77.69	606
ARM—3 Year/6 Month—40 Years	12	2,548,800	0.29	8.259	479	84.01	613
Interest Only Fixed—15 Year—60 mo. IO term	1	180,900	0.02	9.000	178	90.00	596
Interest Only Fixed—30 Year—60 mo. IO term	30	7,911,913	0.91	7.519	359	82.12	639
Interest Only ARM—2 Year/6 Month—60 mo. IO term	213	66,757,821	7.67	7.856	358	82.59	641
Interest Only ARM—3 Year/6 Month—60 mo. IO term	239	77,163,369	8.86	7.610	358	83.72	645
Interest Only ARM—5 Year/6 Month—60 mo. IO term	5	1,433,400	0.16	7.935	360	82.18	642
Total:	4,257	870,703,726	100.00	8.273	355	81.29	619

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-02	MORGAN STANLEY
Termsheet Aggregate	4,257 records Balance: $870,703,726

Range of Gross Interest Rates (%)

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
5.000—5.999	27	9,116,452	1.05	5.808	359	76.52	678
6.000—6.999	494	125,439,944	14.41	6.712	358	75.77	651
7.000—7.999	1,181	285,461,875	32.79	7.557	357	79.33	629
8.000—8.999	1,117	236,734,193	27.19	8.504	358	81.76	609
9.000—9.999	739	138,389,232	15.89	9.481	359	84.48	593
10.000—10.999	354	48,898,434	5.62	10.424	347	88.47	588
11.000—11.999	190	17,047,966	1.96	11.487	304	94.11	616
12.000—12.999	141	8,851,163	1.02	12.489	223	98.89	633
13.000—13.999	13	730,091	0.08	13.241	219	99.42	615
14.000—14.999	1	34,376	0.00	14.250	176	100.00	604
Total:	4,257	870,703,726	100.00	8.273	355	81.29	619

Minimum: 5.550
Maximum: 14.250
Weighted Average: 8.273

Range of Cut-off Date Principal Balances ($)

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
1—25,000	37	730,764	0.08	11.699	207	99.64	655
25,001—50,000	155	6,187,277	0.71	11.026	247	88.24	637
50,001—75,000	322	20,564,538	2.36	9.777	314	79.67	615
75,001—100,000	454	39,470,255	4.53	9.294	336	81.64	607
100,001—125,000	447	50,503,708	5.80	8.803	352	78.38	610
125,001—150,000	427	58,813,489	6.75	8.724	354	80.56	610
150,001—175,000	366	59,631,531	6.85	8.338	353	78.73	609
175,001—200,000	363	68,229,422	7.84	8.136	353	79.24	614
200,001—225,000	279	59,277,164	6.81	8.142	360	80.13	607
225,001—250,000	216	51,292,621	5.89	8.130	359	81.60	616
250,001—275,000	209	54,869,297	6.30	7.992	358	80.96	618
275,001—300,000	143	41,037,947	4.71	8.015	360	81.51	627
300,001—325,000	136	42,719,811	4.91	8.011	359	81.67	627
325,001—350,000	113	38,188,533	4.39	8.055	361	81.88	617
350,001—375,000	105	38,104,684	4.38	8.029	358	83.21	620
375,001—400,000	93	36,254,197	4.16	7.836	358	80.93	627
400,001—425,000	56	23,161,698	2.66	7.973	358	83.43	621
425,001—450,000	53	23,260,641	2.67	8.274	366	84.07	612
450,001—475,000	50	23,167,018	2.66	7.570	359	81.64	636
475,001—500,000	54	26,421,732	3.03	7.796	357	81.65	641
500,001—750,000	164	96,554,265	11.09	8.103	360	83.83	631
750,001—1,000,000	15	12,263,134	1.41	8.249	358	83.63	651
Total:	4,257	870,703,726	100.00	8.273	355	81.29	619

Minimum: 13,483
Maximum: 920,000
Average: 204,535

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-02	MORGAN STANLEY
Termsheet Aggregate	4,257 records Balance: $870,703,726

Stated Original Term (months)

Stated Original Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
120	5	543,584	0.06	7.302	117	61.27	618
180	151	11,927,365	1.37	10.070	177	84.80	648
240	256	17,215,498	1.98	10.979	238	94.22	648
300	39	7,715,297	0.89	7.438	297	75.51	624
360	3,737	818,099,614	93.96	8.205	358	81.06	618
480	69	15,202,369	1.75	7.926	479	79.75	627
Total:	4,257	870,703,726	100.00	8.273	355	81.29	619

Minimum: 120
Maximum: 480
Weighted Average: 357

Range of Stated Remaining Terms (months)

Range of Stated Remaining Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
109—120	5	543,584	0.06	7.302	117	61.27	618
169—180	151	11,927,365	1.37	10.070	177	84.80	648
205—216	1	81,983	0.01	11.300	212	100.00	608
229—240	255	17,133,515	1.97	10.978	238	94.19	648
265—276	1	48,029	0.01	8.000	272	90.00	0
289—300	39	7,715,297	0.89	7.438	297	75.51	624
337—348	3	362,659	0.04	7.483	344	71.89	616
349—360	3,733	817,688,926	93.91	8.206	358	81.06	618
469—480	69	15,202,369	1.75	7.926	479	79.75	627
Total:	4,257	870,703,726	100.00	8.273	355	81.29	619

Minimum: 114
Maximum: 480
Weighted Average: 355

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-02	MORGAN STANLEY
Termsheet Aggregate	4,257 records Balance: $870,703,726

Range of Combined Original LTV Ratios (%)

Range of Combined Original LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
10.01—15.00	4	285,530	0.03	8.796	356	13.43	632
15.01—20.00	4	414,109	0.05	7.946	385	18.99	650
20.01—25.00	6	546,904	0.06	7.167	338	23.34	621
25.01—30.00	13	1,084,005	0.12	8.193	341	27.74	580
30.01—35.00	13	1,594,160	0.18	8.346	345	32.23	592
35.01—40.00	23	2,572,054	0.30	7.986	362	37.97	599
40.01—45.00	29	4,391,984	0.50	7.801	332	43.26	620
45.01—50.00	72	10,127,191	1.16	7.769	348	47.97	599
50.01—55.00	77	14,120,423	1.62	7.652	351	52.89	608
55.01—60.00	110	18,512,691	2.13	7.641	358	57.72	612
60.01—65.00	195	37,677,374	4.33	8.110	356	63.28	593
65.01—70.00	250	55,632,059	6.39	7.914	355	68.59	604
70.01—75.00	324	69,851,457	8.02	8.037	356	74.01	601
75.01—80.00	1,126	253,189,319	29.08	7.896	358	79.57	625
80.01—85.00	454	100,148,186	11.50	8.275	360	84.27	616
85.01—90.00	648	143,408,524	16.47	8.427	359	89.65	619
90.01—95.00	343	83,548,937	9.60	8.390	359	94.70	632
95.01—100.00	566	73,598,818	8.45	10.113	321	99.95	637
Total:	4,257	870,703,726	100.00	8.273	355	81.29	619

Minimum: 11.20
Maximum: 100.00
Weighted Average: 81.29

Range of Gross Margins (%)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	1,679	257,925,099	29.62	8.179	344	79.61	629
<= 3.500	11	3,900,388	0.45	6.252	357	71.45	708
3.501—4.000	22	6,323,001	0.73	6.890	357	70.38	656
4.001—4.500	113	29,380,434	3.37	8.177	359	82.95	634
4.501—5.000	69	19,752,187	2.27	7.759	357	81.09	631
5.001—5.500	307	74,144,784	8.52	7.816	359	79.33	614
5.501—6.000	560	129,594,110	14.88	7.892	359	75.32	611
6.001—6.500	878	212,073,587	24.36	8.362	359	81.31	610
6.501—7.000	483	111,729,187	12.83	8.991	360	92.28	620
7.001—7.500	110	19,985,952	2.30	9.801	356	89.20	595
7.501—8.000	20	5,038,585	0.58	9.393	360	84.07	608
8.001—8.500	2	301,012	0.03	9.621	356	80.00	647
8.501—9.000	1	179,900	0.02	10.400	360	100.00	602
9.501—10.000	1	282,000	0.03	11.890	360	100.00	600
>10.000	1	93,500	0.01	11.700	360	85.00	639
Total:	4,257	870,703,726	100.00	8.273	355	81.29	619

Non-Zero Minimum: 2.550
Maximum: 10.700
Non-Zero Weighted Average: 6.023

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-02	MORGAN STANLEY
Termsheet Aggregate	4,257 records Balance: $870,703,726

Range of Minimum Mortgage Rates (%)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	1,679	257,925,099	29.62	8.179	344	79.61	629
<=5.000	68	16,146,967	1.85	8.929	361	83.74	615
5.001—5.500	215	56,148,659	6.45	7.665	359	79.87	613
5.501—6.000	392	92,879,807	10.67	7.671	359	72.85	614
6.001—6.500	670	166,337,227	19.10	8.213	360	80.79	612
6.501—7.000	423	105,666,475	12.14	8.694	360	90.83	626
7.001—7.500	90	24,081,003	2.77	7.472	357	79.60	646
7.501—8.000	141	38,837,128	4.46	7.862	359	81.35	627
8.001—8.500	123	27,639,507	3.17	8.347	358	83.33	620
8.501—9.000	126	27,280,243	3.13	8.873	357	83.73	606
9.001—9.500	136	27,778,265	3.19	9.348	359	84.72	594
9.501—10.000	90	15,772,499	1.81	9.774	358	86.14	584
10.001 -10.500	60	8,667,949	1.00	10.363	357	86.49	577
10.501—11.000	37	4,566,677	0.52	10.840	357	85.10	569
11.001—11.500	2	364,687	0.04	11.211	359	83.37	535
11.501—12.000	4	563,507	0.06	11.842	358	98.10	596
12.001—12.500	1	48,029	0.01	8.000	272	90.00	0
Total:	4,257	870,703,726	100.00	8.273	355	81.29	619

Non-Zero Minimum: 3.750
Maximum: 12.125
Non-Zero Weighted Average: 6.827

Range of Maximum Mortgage Rates (%)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	1,679	257,925,099	29.62	8.179	344	79.61	629
<= 12.500	88	28,415,917	3.26	6.161	359	80.52	669
12.501—13.000	174	48,890,013	5.61	6.961	358	78.19	637
13.001—13.500	286	78,772,917	9.05	7.297	358	80.72	635
13.501—14.000	402	109,395,487	12.56	7.784	359	80.19	623
14.001—14.500	347	87,302,165	10.03	8.258	359	81.83	614
14.501—15.000	383	89,384,995	10.27	8.674	359	81.84	605
15.001—15.500	286	61,010,221	7.01	9.182	360	82.65	599
15.501—16.000	276	55,566,044	6.38	9.645	359	86.02	589
16.001—16.500	165	29,601,840	3.40	10.005	360	87.45	588
16.501—17.000	99	15,097,137	1.73	10.586	359	86.05	573
17.001—17.500	40	5,526,136	0.63	10.794	358	87.55	578
17.501—18.000	25	3,135,455	0.36	11.584	359	92.03	589
18.001—18.500	4	430,918	0.05	12.084	359	84.08	569
18.501—19.000	1	113,401	0.01	11.990	357	100.00	624
19.001—19.500	2	135,982	0.02	10.814	328	83.53	550
Total:	4,257	870,703,726	100.00	8.273	355	81.29	619

Non-Zero Minimum: 11.550
Maximum: 19.350
Non-Zero Weighted Average: 14.378

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-02	MORGAN STANLEY
Termsheet Aggregate	4,257 records Balance: $870,703,726

Initial Periodic Cap (%)

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	1,679	257,925,099	29.62	8.179	344	79.61	629
1.000	12	2,452,605	0.28	9.409	359	81.04	597
1.500	3	980,967	0.11	8.706	359	88.12	638
2.000	6	1,031,126	0.12	9.904	359	84.91	605
3.000	2,557	608,313,929	69.86	8.305	359	81.98	615
Total:	4,257	870,703,726	100.00	8.273	355	81.29	619

Non-Zero Minimum: 1.000
Maximum: 3.000
Non-Zero Weighted Average: 2.988

Subsequent Periodic Cap (%)

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	1,679	257,925,099	29.62	8.179	344	79.61	629
1.000	2,565	610,260,531	70.09	8.308	359	81.98	615
1.500	13	2,518,097	0.29	9.561	358	84.70	601
Total:	4,257	870,703,726	100.00	8.273	355	81.29	619

Non-Zero Minimum: 1.000
Maximum: 1.500
Non-Zero Weighted Average: 1.002

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-02	MORGAN STANLEY
Termsheet Aggregate	4,257 records Balance: $870,703,726

Months to Next Rate Adjustment

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	1,679	257,925,099	29.62	8.179	344	79.61	629
2	1	48,029	0.01	8.000	272	90.00	0
10	1	117,774	0.01	7.830	346	62.00	594
17	1	101,576	0.01	10.000	353	84.92	568
18	6	1,374,929	0.16	8.381	354	71.26	615
19	37	6,759,527	0.78	8.863	355	79.77	593
20	95	20,254,511	2.33	8.518	357	81.70	611
21	368	82,889,834	9.52	8.231	357	79.84	610
22	474	112,395,720	12.91	8.412	358	81.36	607
23	421	94,800,731	10.89	8.421	361	81.88	611
24	232	53,705,427	6.17	8.617	361	81.62	616
28	1	253,808	0.03	8.800	352	100.00	594
30	8	2,095,861	0.24	9.216	354	96.10	626
31	31	9,411,491	1.08	9.065	355	97.76	634
32	41	10,892,321	1.25	8.586	356	93.20	636
33	110	27,053,153	3.11	8.248	357	82.31	623
34	305	74,633,852	8.57	8.042	358	81.83	620
35	256	66,847,353	7.68	8.040	361	82.14	619
36	176	45,084,916	5.18	8.174	363	83.13	622
57	4	1,468,857	0.17	6.581	357	59.08	696
58	4	1,141,449	0.13	6.822	358	70.94	647
59	2	232,509	0.03	9.704	359	82.65	739
60	4	1,215,000	0.14	7.969	360	82.58	646
Total:	4,257	870,703,726	100.00	8.273	355	81.29	619

Non-Zero Minimum: 2
Maximum: 60
Non-Zero Weighted Average: 27

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-02	MORGAN STANLEY
Termsheet Aggregate	4,257 records Balance: $870,703,726

Geographic Distribution of Mortgaged Properties

Geographic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
California	566	184,801,386	21.22	7.914	354	80.42	630
Florida	531	97,868,707	11.24	8.165	356	77.99	615
Maryland	334	84,757,695	9.73	7.799	356	81.54	620
New York	170	55,655,135	6.39	8.078	360	79.05	621
Virginia	199	45,138,892	5.18	8.027	353	82.00	621
Arizona	242	44,576,245	5.12	8.210	354	80.18	611
Washington	119	26,632,252	3.06	8.204	350	81.80	636
Georgia	168	26,278,896	3.02	8.924	359	85.64	613
Illinois	125	25,965,659	2.98	8.941	359	85.30	620
Texas	130	18,650,459	2.14	8.766	347	84.03	616
Pennsylvania	118	17,516,797	2.01	8.298	345	80.86	613
Massachusetts	70	17,421,768	2.00	8.395	355	79.61	617
New Jersey	66	16,872,484	1.94	8.614	354	81.80	619
Oregon	77	15,234,321	1.75	7.954	354	79.13	631
Michigan	127	15,021,072	1.73	9.308	354	85.82	606
Other	1,215	178,311,958	20.48	8.729	354	83.03	610
Total:	4,257	870,703,726	100.00	8.273	355	81.29	619

Number of States/District of Columbia Represented: 51

Occupancy

Occupancy	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Primary	3,996	825,081,008	94.76	8.242	354	81.50	617
Investment	244	41,798,031	4.80	8.823	357	77.34	648
Second Home	17	3,824,687	0.44	8.942	372	79.32	631
Total:	4,257	870,703,726	100.00	8.273	355	81.29	619

Property Type

Property Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Single Family Residence	3,451	676,698,276	77.72	8.278	355	80.97	617
Planned Unit Development	460	113,621,594	13.05	8.157	353	83.25	623
2-4 Family	152	41,255,399	4.74	8.358	354	78.35	636
Condo	193	39,016,304	4.48	8.440	353	84.14	625
Manufactured Housing	1	112,153	0.01	9.100	355	85.00	579
Total:	4,257	870,703,726	100.00	8.273	355	81.29	619

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-02	MORGAN STANLEY
Termsheet Aggregate	4,257 records Balance: $870,703,726

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Refinance—Cashout	2,980	633,471,605	72.75	8.118	356	79.43	614
Purchase	993	179,692,691	20.64	8.863	350	87.70	635
Refinance—Rate Term	284	57,539,430	6.61	8.139	353	81.73	628
Total:	4,257	870,703,726	100.00	8.273	355	81.29	619

Documentation Level

Documentation Level	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Full Documentation	2,802	524,525,678	60.24	8.144	355	82.17	612
Stated Documentation	1,362	320,730,080	36.84	8.503	354	79.84	630
Limited Documentation	93	25,447,968	2.92	8.032	354	81.23	627
Total:	4,257	870,703,726	100.00	8.273	355	81.29	619

Credit Score

Credit Score	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
NA	5	651,441	0.07	9.292	352	79.72	0
500—524	136	20,923,313	2.40	9.802	358	72.34	512
525—549	237	41,345,132	4.75	9.248	358	76.54	536
550—574	522	102,723,766	11.80	8.666	358	76.58	561
575—599	656	129,517,478	14.88	8.535	357	80.71	586
600—624	910	187,940,221	21.58	8.278	354	82.02	612
625—649	757	165,284,322	18.98	8.034	356	83.90	637
650—674	548	120,214,395	13.81	7.848	351	83.89	661
675—699	247	48,543,694	5.58	7.736	353	82.15	685
700—724	103	22,320,480	2.56	7.650	349	81.72	710
725—749	86	20,083,287	2.31	7.772	347	83.98	735
750—774	33	7,028,996	0.81	7.827	346	78.65	760
775—799	15	3,803,292	0.44	7.255	368	74.53	785
800 +	2	323,911	0.04	7.625	360	77.61	816
Total:	4,257	870,703,726	100.00	8.273	355	81.29	619

Non-Zero Minimum: 500
Maximum: 817
Non-Zero Weighted Average: 619

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-02	MORGAN STANLEY
Termsheet Aggregate	4,257 records Balance: $870,703,726

Prepayment Penalty Term

Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
0	1,347	276,375,234	31.74	8.480	355	82.10	618
12	173	50,474,502	5.80	8.154	358	79.24	623
24	1,216	259,221,066	29.77	8.346	356	81.53	612
30	12	2,518,378	0.29	8.203	358	87.59	618
36	1,508	282,066,518	32.40	8.026	353	80.58	625
60	1	48,029	0.01	8.000	272	90.00	0
Total:	4,257	870,703,726	100.00	8.273	355	81.29	619

Non-Zero Minimum: 12
Maximum: 60
Non-Zero Weighted Average: 29

Lien Position

Lien Position	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
1st Lien	3,915	849,609,880	97.58	8.187	358	80.83	618
2nd Lien	342	21,093,846	2.42	11.762	221	99.65	659
Total:	4,257	870,703,726	100.00	8.273	355	81.29	619

Interest Only Term

Interest Only Term	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
0	3,769	717,256,324	82.38	8.392	354	80.89	614
60	488	153,447,403	17.62	7.717	358	83.14	643
Total:	4,257	870,703,726	100.00	8.273	355	81.29	619

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-02	MORGAN STANLEY
Termsheet Group 1	1,353 records Balance: $254,203,220

Summary Statistics
Number of Mortgage Loans: 1,353
Aggregate Principal Balance ($): 254,203,220
Weighted Average Current Mortgage Rate (%): 8.284
Non-Zero Weighted Average Margin (%): 5.984
Non-Zero Weighted Average Maximum Rate (%): 14.378
Weighted Average Stated Original Term (months): 358
Weighted Average Stated Remaining Term (months): 356
Weighted Average Combined Original LTV (%): 82.80
% First Liens: 98.06
% Owner Occupied: 92.59
% Purchase: 6.49
% Full Doc: 73.45
Non-Zero Weighted Average Credit Score: 621

Originator

Originator	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
SAXON	1,353	254,203,220	100.00	8.284	356	82.80	621
Total:	1,353	254,203,220	100.00	8.284	356	82.80	621

Product Type

Product Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed—10 Year	1	75,000	0.03	8.200	120	51.63	670
Fixed—15 Year	9	1,102,590	0.43	7.849	177	64.61	611
Fixed—20 Year	6	836,113	0.33	7.695	238	76.47	649
Fixed—25 Year	7	1,372,733	0.54	7.611	297	81.15	640
Fixed—30 Year	289	48,859,977	19.22	8.056	358	81.10	629
Fixed—40 Year	11	2,360,007	0.93	7.423	479	74.49	640
Balloon—15/30	18	922,460	0.36	11.965	177	99.58	641
Balloon—20/30	87	3,985,466	1.57	11.703	239	99.85	640
Balloon—30/40	50	11,137,720	4.38	7.791	358	84.14	638
Balloon—30/50	26	5,880,011	2.31	7.815	358	79.46	633
ARM—2 Year/6 Month Balloon 30/40	173	38,720,264	15.23	8.230	358	81.95	611
ARM—2 Year/6 Month Balloon 30/50	98	23,948,440	9.42	8.261	359	82.87	616
ARM—3 Year/6 Month Balloon 30/40	62	12,843,559	5.05	8.430	359	83.40	603
ARM—3 Year/6 Month Balloon 30/50	63	14,768,000	5.81	7.927	359	83.85	623
ARM—5 Year/6 Month Balloon 30/40	3	589,547	0.23	7.326	358	61.05	624
ARM—2 Year/6 Month	245	39,238,458	15.44	8.800	361	82.19	605
ARM—3 Year/6 Month	123	24,890,226	9.79	8.773	364	84.10	599
ARM—5 Year/6 Month	3	767,393	0.30	7.232	358	81.81	655
Interest Only ARM—2 Year/6 Month—60 mo. IO term	36	9,108,212	3.58	7.830	359	84.89	662
Interest Only ARM—3 Year/6 Month—60 mo. IO term	41	12,115,044	4.77	7.163	359	86.44	680
Interest Only ARM—5 Year/6 Month—60 mo. IO term	2	682,000	0.27	6.975	360	87.52	664
Total:	1,353	254,203,220	100.00	8.284	356	82.80	621

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-02	MORGAN STANLEY
Termsheet Group 1	1,353 records Balance: $254,203,220

Range of Gross Interest Rates (%)

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
5.000—5.999	8	2,054,642	0.81	5.842	358	76.96	685
6.000—6.999	158	39,372,991	15.49	6.691	360	76.03	652
7.000—7.999	349	78,709,195	30.96	7.571	359	80.78	636
8.000—8.999	358	69,716,103	27.43	8.518	358	84.54	612
9.000—9.999	243	41,194,828	16.21	9.458	360	84.94	592
10.000—10.999	134	16,436,890	6.47	10.433	350	90.64	592
11.000—11.999	54	4,396,477	1.73	11.465	323	96.24	598
12.000—12.999	49	2,322,095	0.91	12.610	226	99.74	616
Total:	1,353	254,203,220	100.00	8.284	356	82.80	621

Minimum: 5.550
Maximum: 12.950
Weighted Average: 8.284

Range of Cut-off Date Principal Balances ($)

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
1—25,000	14	269,871	0.11	11.583	216	99.47	642
25,001—50,000	51	1,969,647	0.77	11.447	243	96.39	639
50,001—75,000	99	6,211,786	2.44	10.274	304	88.41	620
75,001—100,000	126	10,943,879	4.31	9.187	350	83.63	616
100,001—125,000	124	13,957,469	5.49	8.783	359	80.25	613
125,001—150,000	152	20,906,973	8.22	8.862	361	84.33	611
150,001—175,000	130	21,292,203	8.38	8.438	353	82.78	610
175,001—200,000	107	19,924,893	7.84	8.330	359	82.15	608
200,001—225,000	110	23,416,756	9.21	8.106	362	81.71	618
225,001—250,000	84	19,953,725	7.85	8.103	360	82.59	619
250,001—275,000	88	23,130,836	9.10	8.018	356	83.45	624
275,001—300,000	60	17,164,721	6.75	7.939	362	83.37	632
300,001—325,000	55	17,301,639	6.81	7.930	363	81.64	629
325,001—350,000	47	15,884,107	6.25	7.977	360	83.46	628
350,001—375,000	34	12,391,141	4.87	7.640	359	83.05	625
375,001—400,000	47	18,341,418	7.22	7.672	358	81.00	636
400,001—425,000	13	5,338,950	2.10	7.872	358	87.02	629
425,001—450,000	3	1,319,171	0.52	8.784	359	79.66	645
450,001—475,000	3	1,392,021	0.55	7.874	359	68.58	650
475,001—500,000	3	1,493,184	0.59	7.940	358	79.43	670
500,001—750,000	3	1,598,825	0.63	8.412	359	77.92	640
Total:	1,353	254,203,220	100.00	8.284	356	82.80	621

Minimum: 13,483
Maximum: 577,450
Average: 187,881

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-02	MORGAN STANLEY
Termsheet Group 1	1,353 records Balance: $254,203,220

Stated Original Term (months)

Stated Original Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
120	1	75,000	0.03	8.200	120	51.63	670
180	27	2,025,050	0.80	9.724	177	80.54	625
240	93	4,821,579	1.90	11.008	239	95.79	641
300	7	1,372,733	0.54	7.611	297	81.15	640
360	1,203	241,605,498	95.04	8.226	359	82.67	621
480	22	4,303,360	1.69	8.060	479	77.73	617
Total:	1,353	254,203,220	100.00	8.284	356	82.80	621

Minimum: 120
Maximum: 480
Weighted Average: 358

Range of Stated Remaining Terms (months)

Range of Stated Remaining Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
109—120	1	75,000	0.03	8.200	120	51.63	670
169—180	27	2,025,050	0.80	9.724	177	80.54	625
229—240	93	4,821,579	1.90	11.008	239	95.79	641
289—300	7	1,372,733	0.54	7.611	297	81.15	640
349—360	1,203	241,605,498	95.04	8.226	359	82.67	621
469—480	22	4,303,360	1.69	8.060	479	77.73	617
Total:	1,353	254,203,220	100.00	8.284	356	82.80	621

Minimum: 120
Maximum: 480
Weighted Average: 356

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-02	MORGAN STANLEY
Termsheet Group 1	1,353 records Balance: $254,203,220

Range of Combined Original LTV Ratios (%)

Range of Combined Original LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
10.01—15.00	1	124,971	0.05	8.250	358	14.62	653
20.01—25.00	3	313,894	0.12	7.144	359	23.46	620
25.01—30.00	2	134,171	0.05	8.986	294	26.81	588
30.01—35.00	3	614,267	0.24	7.473	359	32.00	572
35.01—40.00	4	547,366	0.22	7.406	406	38.36	573
40.01—45.00	9	1,513,609	0.60	7.563	359	43.30	631
45.01—50.00	18	3,291,372	1.29	7.136	350	47.88	618
50.01—55.00	22	4,164,494	1.64	7.644	344	53.04	605
55.01—60.00	29	5,259,726	2.07	7.463	356	57.59	621
60.01—65.00	46	9,537,500	3.75	8.112	361	63.05	604
65.01—70.00	57	12,452,977	4.90	7.852	357	68.60	611
70.01—75.00	96	19,208,738	7.56	8.089	356	74.27	604
75.01—80.00	278	58,365,698	22.96	7.861	362	79.52	623
80.01—85.00	131	27,094,558	10.66	8.413	359	84.45	621
85.01—90.00	224	44,533,846	17.52	8.513	360	89.62	620
90.01—95.00	237	48,354,672	19.02	8.250	358	94.67	634
95.01—100.00	193	18,691,361	7.35	10.243	325	99.86	632
Total:	1,353	254,203,220	100.00	8.284	356	82.80	621

Minimum: 14.62
Maximum: 100.00
Weighted Average: 82.80

Range of Gross Margins (%)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	504	76,532,079	30.11	8.202	348	82.10	632
<= 3.500	5	1,245,985	0.49	6.646	357	68.17	682
3.501—4.000	15	3,202,374	1.26	6.878	357	67.88	637
4.001—4.500	49	10,232,954	4.03	8.433	361	84.05	627
4.501—5.000	27	5,807,797	2.28	7.723	357	79.42	613
5.001—5.500	101	23,863,632	9.39	7.826	360	81.65	613
5.501—6.000	157	33,749,993	13.28	7.908	359	74.59	611
6.001—6.500	244	50,231,563	19.76	8.441	361	82.66	614
6.501—7.000	220	44,420,096	17.47	8.810	360	92.41	625
7.001—7.500	27	3,985,490	1.57	9.865	356	85.10	576
7.501—8.000	4	931,257	0.37	9.098	371	84.45	620
Total:	1,353	254,203,220	100.00	8.284	356	82.80	621

Non-Zero Minimum: 2.550
Maximum: 7.990
Non-Zero Weighted Average: 5.984

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-02	MORGAN STANLEY
Termsheet Group 1	1,353 records Balance: $254,203,220

Range of Minimum Mortgage Rates (%)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	504	76,532,079	30.11	8.202	348	82.10	632
<=5.000	33	6,893,690	2.71	9.024	363	84.89	623
5.001—5.500	73	18,609,765	7.32	7.675	360	82.87	619
5.501—6.000	109	24,125,830	9.49	7.628	360	72.28	622
6.001—6.500	186	40,654,230	15.99	8.264	361	81.27	617
6.501—7.000	196	41,341,588	16.26	8.557	360	91.40	626
7.001—7.500	31	6,965,954	2.74	7.446	358	76.78	632
7.501—8.000	44	9,727,980	3.83	7.854	359	79.79	618
8.001—8.500	38	7,882,271	3.10	8.355	357	84.50	609
8.501—9.000	33	5,649,693	2.22	8.940	357	83.96	603
9.001—9.500	43	6,926,930	2.72	9.351	361	85.04	595
9.501—10.000	30	4,633,484	1.82	9.766	360	84.52	569
10.001 -10.500	24	3,155,284	1.24	10.374	357	90.55	583
10.501—11.000	7	936,338	0.37	10.747	359	82.19	550
11.501—12.000	2	168,106	0.07	11.660	356	93.64	570
Total:	1,353	254,203,220	100.00	8.284	356	82.80	621

Non-Zero Minimum: 3.750
Maximum: 11.700
Non-Zero Weighted Average: 6.755

Range of Maximum Mortgage Rates (%)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	504	76,532,079	30.11	8.202	348	82.10	632
<= 12.500	32	8,956,912	3.52	6.246	359	81.37	672
12.501—13.000	68	16,742,506	6.59	6.967	359	79.28	642
13.001—13.500	92	21,184,675	8.33	7.264	359	80.79	634
13.501—14.000	126	29,654,357	11.67	7.799	360	81.10	628
14.001—14.500	104	23,257,235	9.15	8.250	360	83.97	616
14.501—15.000	137	28,330,518	11.14	8.693	360	82.92	605
15.001—15.500	94	18,284,429	7.19	9.161	362	83.74	601
15.501—16.000	82	15,224,968	5.99	9.688	359	85.57	587
16.001—16.500	53	7,996,495	3.15	10.089	364	90.22	590
16.501—17.000	33	4,650,337	1.83	10.617	362	89.86	576
17.001—17.500	21	2,631,031	1.04	10.822	358	94.03	584
17.501—18.000	7	757,679	0.30	11.655	358	90.68	571
Total:	1,353	254,203,220	100.00	8.284	356	82.80	621

Non-Zero Minimum: 11.550
Maximum: 17.900
Non-Zero Weighted Average: 14.378

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-02	MORGAN STANLEY
Termsheet Group 1	1,353 records Balance: $254,203,220

Initial Periodic Cap (%)

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	504	76,532,079	30.11	8.202	348	82.10	632
1.000	4	827,719	0.33	9.567	359	83.30	584
1.500	3	980,967	0.39	8.706	359	88.12	638
2.000	1	115,917	0.05	10.990	358	100.00	578
3.000	841	175,746,539	69.14	8.310	360	83.06	617
Total:	1,353	254,203,220	100.00	8.284	356	82.80	621

Non-Zero Minimum: 1.000
Maximum: 3.000
Non-Zero Weighted Average: 2.990

Subsequent Periodic Cap (%)

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	504	76,532,079	30.11	8.202	348	82.10	632
1.000	844	176,259,489	69.34	8.315	360	83.07	617
1.500	5	1,411,653	0.56	8.932	359	86.07	611
Total:	1,353	254,203,220	100.00	8.284	356	82.80	621

Non-Zero Minimum: 1.000
Maximum: 1.500
Non-Zero Weighted Average: 1.004

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-02	MORGAN STANLEY
Termsheet Group 1	1,353 records Balance: $254,203,220

Months to Next Rate Adjustment

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Fixed Rate Loans	504	76,532,079	30.11	8.202	348	82.10	632
18	1	249,785	0.10	7.700	354	76.22	593
19	15	2,409,014	0.95	8.698	355	79.60	607
20	36	5,786,080	2.28	8.958	358	83.12	587
21	134	25,327,670	9.96	8.153	358	80.46	608
22	84	18,828,345	7.41	8.367	360	84.01	621
23	167	33,765,946	13.28	8.453	360	82.99	613
24	115	24,648,533	9.70	8.479	360	82.85	625
31	1	159,292	0.06	8.375	355	100.00	644
32	2	431,712	0.17	8.739	356	91.11	609
33	19	4,130,261	1.62	8.041	357	85.30	626
34	57	13,618,516	5.36	8.434	358	86.06	622
35	103	22,325,625	8.78	7.939	360	84.05	621
36	107	23,951,422	9.42	8.353	364	83.24	617
57	1	122,893	0.05	7.975	357	73.21	600
58	4	1,141,449	0.45	6.822	358	70.94	647
59	1	92,598	0.04	11.900	359	95.00	624
60	2	682,000	0.27	6.975	360	87.52	664
Total:	1,353	254,203,220	100.00	8.284	356	82.80	621

Non-Zero Minimum: 18
Maximum: 60
Non-Zero Weighted Average: 27

Geographic Distribution of Mortgaged Properties

Geographic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
California	201	54,352,248	21.38	7.619	356	75.97	631
Maryland	110	24,401,927	9.60	7.792	356	85.19	628
Florida	118	22,571,712	8.88	8.306	360	81.36	612
New York	41	12,212,685	4.80	8.159	361	77.30	619
Illinois	57	11,031,049	4.34	9.047	356	86.80	615
Arizona	59	10,795,957	4.25	8.148	354	82.89	622
Virginia	54	10,727,563	4.22	7.906	357	83.38	627
Georgia	67	9,906,019	3.90	9.041	358	87.32	614
Washington	37	7,135,412	2.81	8.083	352	83.56	631
Massachusetts	24	6,288,364	2.47	7.976	358	80.54	630
Ohio	45	5,660,017	2.23	9.057	355	88.48	611
Pennsylvania	36	5,155,184	2.03	8.404	346	86.28	612
Michigan	41	5,111,938	2.01	9.386	358	88.89	610
New Jersey	23	5,038,666	1.98	8.598	365	84.69	615
Tennessee	39	4,998,110	1.97	8.877	356	88.18	617
Other	401	58,816,369	23.14	8.745	355	86.32	617
Total:	1,353	254,203,220	100.00	8.284	356	82.80	621

Number of States/District of Columbia Represented: 49

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-02	MORGAN STANLEY
Termsheet Group 1	1,353 records Balance: $254,203,220

Occupancy

Occupancy	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Primary	1,239	235,369,542	92.59	8.234	356	83.11	619
Investment	110	17,935,397	7.06	8.864	356	78.20	650
Second Home	4	898,281	0.35	10.052	359	91.40	644
Total:	1,353	254,203,220	100.00	8.284	356	82.80	621

Property Type

Property Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Single Family Residence	1,093	198,533,190	78.10	8.289	357	83.18	619
Planned Unit Development	136	28,074,115	11.04	8.222	356	84.15	619
2-4 Family	56	15,459,753	6.08	8.250	358	75.72	640
Condo	68	12,136,163	4.77	8.404	354	82.49	636
Total:	1,353	254,203,220	100.00	8.284	356	82.80	621

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Refinance—Cashout	1,098	216,342,591	85.11	8.199	357	81.94	620
Refinance—Rate Term	119	21,373,630	8.41	8.301	354	85.78	628
Purchase	136	16,486,999	6.49	9.389	356	90.17	634
Total:	1,353	254,203,220	100.00	8.284	356	82.80	621

Documentation Level

Documentation Level	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
Full Documentation	1,062	186,703,406	73.45	8.270	356	83.54	613
Stated Documentation	259	59,573,434	23.44	8.314	359	80.63	648
Limited Documentation	32	7,926,380	3.12	8.399	353	81.55	607
Total:	1,353	254,203,220	100.00	8.284	356	82.80	621

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-02	MORGAN STANLEY
Termsheet Group 1	1,353 records Balance: $254,203,220

Credit Score

Credit Score	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
500—524	41	7,275,361	2.86	9.609	358	74.29	511
525—549	73	13,069,343	5.14	9.161	361	77.52	536
550—574	139	26,753,718	10.52	8.703	358	78.84	561
575—599	165	27,965,356	11.00	8.768	358	84.98	586
600—624	300	53,037,561	20.86	8.427	355	82.84	612
625—649	292	58,028,816	22.83	8.075	356	84.66	637
650—674	197	39,471,141	15.53	7.748	355	83.94	660
675—699	68	12,168,626	4.79	7.789	360	83.83	685
700—724	36	7,204,046	2.83	7.538	346	84.07	710
725—749	29	6,517,909	2.56	7.306	354	85.39	735
750—774	7	1,187,235	0.47	7.559	368	74.66	764
775—799	5	1,340,108	0.53	7.389	359	76.75	786
800 +	1	184,000	0.07	7.150	360	80.00	817
Total:	1,353	254,203,220	100.00	8.284	356	82.80	621

Non-Zero Minimum: 500
Maximum: 817
Non-Zero Weighted Average: 621

Prepayment Penalty Term

Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
0	447	80,564,142	31.69	8.566	357	85.25	621
12	48	12,138,578	4.78	8.190	358	78.21	615
24	395	77,358,638	30.43	8.303	358	82.40	616
30	6	1,320,977	0.52	8.510	357	94.56	633
36	457	82,820,885	32.58	8.003	355	81.27	627
Total:	1,353	254,203,220	100.00	8.284	356	82.80	621

Non-Zero Minimum: 12
Maximum: 36
Non-Zero Weighted Average: 29

Lien Position

Lien Position	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
1st Lien	1,247	249,280,335	98.06	8.216	359	82.46	621
2nd Lien	106	4,922,885	1.94	11.747	227	99.79	640
Total:	1,353	254,203,220	100.00	8.284	356	82.80	621

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

SAST 2007-02	MORGAN STANLEY
Termsheet Group 1	1,353 records Balance: $254,203,220

Interest Only Term

Interest Only Term	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV	Weighted Average FICO Score
0	1,274	232,297,964	91.38	8.365	356	82.51	617
60	79	21,905,256	8.62	7.435	359	85.83	672
Total:	1,353	254,203,220	100.00	8.284	356	82.80	621

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

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